Pool 9

LEASE AGREEMENT

Among

each Owner listed on Schedule AA attached hereto with respect to the related Project

as Landlord

and

UNIVERSAL COMMERCIAL CREDIT LEASING III, INC.,
a Delaware corporation

as Tenant

LEASE AGREEMENT

THIS LEASE AGREEMENT, dated as of April 3 0,1998 (this "Lease"), is made and entered into among M-SIX PENVEST II BUSINESS TRUST, a Delaware business trust, and each other Owner listed on Schedule AA hereto through which it directly or indirectly owns its interests in a Project (together with their respective successors and assigns, herein called "Landlord", either individually or collectively as appropriate in the context used) having an address at C/o U.S. Realty Advisors, LLC, 1370 Avenue of the Americas, 29th Floor, New York, New York 10019, and UNIVERSAL COMMERCIAL CREDIT LEASING III, INC., a Delaware corporation(together with its successors and assigns, herein called "Tenant"), having an address at 3 00 Delaware Avenue, Suite 571, Wilmington, Delaware 19801.

ARTICLE 1.

1.1           Lease of Premises; Title and Condition.

(a)           In consideration of the rents and covenants herein stipulated to be paid and performed by Tenant and upon the terms and conditions herein specified, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises (the "Premises") consisting of:

(i) each of those certain parcels of land more particularly described on Schedule A, attached hereto and made a part hereof, together with all of the Landlord's right, title and interest, if any, in and to (1) all easements, rights-of-way, appurtenances, and other rights and benefits belonging to each of the parcels of land, and (2) all public or private streets, roads, avenues, alleys, or passageways, open or proposed, on or abutting each of the parcels of land, and any award made or to be made in lieu thereof (collectively, the "Land"); and

(ii)           all buildings located on the Land, together with all plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, equipment, ducts and pipes attached to or comprising a part thereof (the "Improvements"); and

(iii)           all furnaces, boilers, machinery, motors, compressors, elevators, fittings, piping, conduits, ducts, air conditioners, partitions, mechanical, electrical and HVAC systems and apparatus of every kind and all other fixtures, equipment and other personalty owned by Landlord and located on, attached, affixed or incorporated into the Land and Improvements including, without limitation, all seating, tables, beds, draperies, cabinetry, chairs, mirrors, nightstands, furniture, furniture accessories, bathroom accessories, floor coverings, curtains, lighting, appliances, lighting fixtures, tableware, table accessories, kitchen and laundry equipment, audio-visual equipment, wall decorations, office furniture, office and conference accessories, television wiring and jacks, and other miscellaneous furniture, fixtures and equipment now or hereafter located on the Land and used in the operation of the Improvements, including, without limitation, all replacements thereof (the "FF&E").

Notwithstanding anything to the contrary in the foregoing, the Premises and the FF&E shall not include Tenant's or any sublessee's tradenames or trademarks or the right to use the same, Tenant's or any sublessee's reservation system, Tenant's or any sublessee's proprietary computer software and Tenant's or any sublessee's telephone and wiring system (collectively, the "Tenant's Personal Property"), which shall remain the property of Tenant, or its affiliates, as the case may be. Each parcel of Land, together with the Improvements and FF&E located thereon is sometimes referred to as a "Project". In addition, Tenant may from time to time own or hold under lease from persons other than Landlord, Tenant's Personal Property and personal property located on or about the Land and Improvements that are not subject to this Lease.

The Premises are leased to Tenant in their present condition without representation or warranty by Landlord and subject to the rights of parties in possession, to the existing state of title and any state of facts which an accurate survey or physical inspection might reveal, to all applicable Legal Requirements (as hereinafter defined) now or hereafter in effect and subject to those matters listed in Schedule B, attached hereto and made apart hereof (the "Permitted Exceptions").

(b)           Tenant has examined the Premises and title to the Premises and has found all of the same satisfactory for all purposes. Tenant acknowledges that Tenant is fully familiar with the physical condition of the Premises and that the Landlord makes no representation or warranty, express or implied, with respect to same. THE LEASE OF THE PREMISES IS ON AN "AS IS" BASIS, IT BEING AGREED THAT TENANT WILL LEASE THE PREMISES IN THEIR PRESENT CONDITION, WITH ALL FAULTS. LANDLORD HEREBY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE RELATIVE TO THE PREMISES OR ANY COMPONENT PART THEREOF. Tenant acknowledges and agrees that no representations or warranties have been made by Landlord, or by any person, firm or agent acting or purporting to act on behalf of Landlord, as to (i) the presence or absence on or in the Premises of any particular materials or substances (including, without limitation, asbestos, hydrocarbons or hazardous or toxic substances), (ii) the condition or repair of the Premises or any portion thereof, (iii) the value, expense of operation or income potential of the Premises, (iv) the accuracy or completeness of any title, survey, structural reports, environmental audits or other information provided to Tenant by any third party contractor relative to the Premises (regardless of whether the same were retained or paid for by Landlord), or (v) any other fact or condition which has or might affect the Premises or the condition, repair, value, expense of operation or income potential thereof. Tenant represents that the officers of Tenant are knowledgeable and experienced in the leasing of properties comparable to the Premises and agrees that Tenant will be relying solely on Tenant's inspections of the Premises in leasing the Premises. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY THE LANDLORD OF, AND THE LANDLORD DOES HEREBY DISCLAIM, ANY AND ALL WARRANTIES BY THE LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE, AND TENANT HEREBY ACKNOWLEDGES AND ACCEPTS SUCH EXCLUSION, NEGATION AND DISCLAIMER.

1.2           Use. Tenant may use the Premises for any lawful purpose. Landlord and its agents and designees may enter upon and examine the Premises at reasonable times, subject to the provisions of Section 10.16. In no event shall any Project or any portion thereof be used for any purpose which violates any of the provisions of this Lease, including but not limited to, provisions with respect to compliance with Legal Requirements (as defined in Section 2.2(b) hereof) and other recorded covenants, restrictions or agreements which are applicable to any Project or to a shopping center, if any, of which a Project is a part. Tenant shall not use, occupy or permit any Project to be used or occupied, nor do or permit anything to be done in or on a Project in a manner which would (i) violate any certificate of occupancy or equivalent certificate affecting any of the Projects or violate any zoning or other law, ordinance or regulation, (ii) make void or voidable any insurance then in effect with respect to any of the Projects, (iii) materially and adversely affect in any manner the ability of Tenant to obtain fire and other insurance which Tenant is required to furnish hereunder, (iv) cause any injury or damage to the Improvements which is not repaired in accordance with the provisions of this Lease, or (v) constitute a public or private nuisance or waste; provided that all of the foregoing shall be qualified to the extent otherwise provided elsewhere in this Lease. Tenant shall not conduct its business operation in any Project unless and until (and only during such time as) all necessary certificates of occupancy, permits, licenses and consents from any or all appropriate governmental authorities applicable to such Project have been obtained by Tenant, at Tenant's sole cost and expense, and are in full force and effect.

1.3           Terms. The Premises are leased for a primary term of twenty-one (21) years (the "Primary Term"), and, at Tenant's option, for up to two (2) ten (10) year consecutive additional terms (the "Extended Terms,"), unless and until the term of this Lease shall expire or be terminated pursuant to any provision hereof. The Primary Term and each Extended Term (collectively, the "Term") shall commence and expire on the dates set forth in Schedule C attached hereto and made a part hereof. So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing, Tenant may elect to exercise its option to extend the term of this Lease for an Extended Term by giving written notice thereof to Landlord not later than (i) October 31, 2016, with respect to the first Extended Term, and (ii) April 30, 2028, with respect to the second Extended Term. Each notice of election to extend the term of this Lease given in accordance with the provisions of this Section 1.3 shall automatically extend the term of this Lease for the Extended Term selected, without further writing; provided, however, either party, upon request of the other, shall execute and acknowledge, in form suitable for recording, an instrument confirming any such extension. Each Extended Term shall be upon the same terms as provided in this Lease for the Primary Term, except as otherwise stated herein. Tenant shall not be entitled to extend the term of this Lease for any Extended Term unless Tenant shall have extended the term of this Lease for the preceding Extended Term, if any. Tenant shall not be allowed to exercise an option to extend with respect to individual Projects, but may only exercise such option with respect to all Projects covered by this Lease at the time of such exercise.

1.4           Rent.

(a) Tenant shall pay to Landlord by federal funds wire transfer in immediately available funds (in U.S. Dollars) as basic rent for the Premises the amounts set forth in Schedule D attached hereto and made a part hereof (the "Basic Rent") on the dates set forth therein (or if any such date falls on a day which is not a Business Day (as hereinafter defined), the next succeeding Business Day, the "Payment Dates"), to the following account:

ABA No. 071000505
LaSalle Chgo/M-Six Penvest II Business Trust/AC-2090067
 Further Credit Account No. 67-7930-901
 Attn: Cash Collateral Management X47304

or to such other account or to such address or to such other person as Landlord from time to time may designate. In addition, during all Extended Terms, the Basic Rent shall be as set forth in Schedule D,. A "Business Day" is defined as any day other than a Saturday or Sunday or other day on which the banks in New York, New York are authorized or required to be closed.

(b)            All taxes, costs, expenses and amounts which Tenant is required to pay pursuant to this Lease (other than Basic Rent), together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, shall constitute additional rent ("Additional Rent"). If Tenant shall fail to pay any such Additional Rent or any other sum due hereunder when the same shall become due, Landlord shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of non-payment of any Basic Rent and shall, except as expressly provided herein, have the right to pay the same on behalf of Tenant. Tenant shall pay to Landlord interest, at a rate (the "Rate") equal to the default rate of interest per annum on Landlord's financing of the Premises which is secured by a first mortgage lien on Landlord's interest in the Premises (but in no event shall the Rate exceed the maximum amount permitted by law), on all overdue Basic Rent, all overdue Additional Rent and all other stuns due hereunder, in each case, from the due date thereof until paid. In addition, if Tenant fails to make any payment of Basic Rent, Additional Rent or other sums payable hereunder to Landlord within two (2) Business Days after delivery of written notice to Tenant that any such Basic Rent, Additional Rent, or other sum payable hereunder has not been paid on the due date thereof, Tenant shall pay a late charge equal to four percent (4%) of the amount past due. Tenant shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Basic Rent, Additional Rent and any other sum due hereunder when due and payable, without offset, notice or demand.

ARTICLE 2.

2.1           Net Lease.

(a)           This Lease is a net lease and, any present or future law to the contrary notwithstanding, shall not terminate except as otherwise expressly provided herein, nor shall Tenant be entitled to any abatement, reduction (except as otherwise expressly provided herein), diminution (except as otherwise expressly provided herein), set-off, counterclaim, defense (except for the defense that the performance or payment has been made) or deduction with respect to any Basic Rent, Additional Rent or other sums payable hereunder, nor shall Tenant be excused from the performance of its obligations hereunder, by reason of: any damage to or destruction of any or all of the Projects or any portion thereof; any defect in the condition, design, operation or fitness for use of any or all of the Projects or any portion thereof; any taking of any or all of the Projects or any part thereof by condemnation or otherwise; any prohibition, limitation, interruption, cessation, restriction or prevention of Tenant's use, occupancy or enjoyment of any or all of the Projects, or any interference with such use, occupancy or enjoyment by any person; any eviction by paramount title or otherwise; any default by Landlord hereunder or under any other agreement; the impossibility or illegality of performance by Landlord, Tenant or both; any action of any governmental authority (including, without limitation, changes in Legal Requirements); construction on or renovation of any or all of the Projects; or any failure in any or all of the Projects to comply with applicable laws, Legal Requirements, or any other cause whether similar or dissimilar to the foregoing. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof which may arise or become due and payable with respect to the period which ends on the expiration or earlier termination of the Term in accordance with the provisions hereof (whether or not the same shall become payable during the Term or thereafter) shall be paid by Tenant except as otherwise expressly provided herein. It is the purpose and intention of the parties to this Lease that the Basic Rent, Additional Rent and other sums payable to Landlord hereunder shall be absolutely net to Landlord and that this Lease shall yield, net to Landlord, the Basic Rent, Additional Rent, and other sums payable to Landlord as provided in this Lease. The parties intend that the obligations of Tenant hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

(b)           Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

(c)           Except as otherwise expressly provided herein, Tenant waives all rights to terminate or surrender this Lease, or to any abatement or deferment of Basic Rent, Additional Rent or other sums payable hereunder.

2.2           Taxes and Assessments; Compliance with Law.

(a)            Subject to Tenant's right to contest pursuant to Section 2.6 of this Lease, Tenant shall pay, prior to delinquency, all "Impositions", which are defined as: (i) all taxes (including, without limitation, those described in (iii) below), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Lease), excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), water and sewer rents and charges, ground lease rents, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, and any interest and penalties thereon which are, at any time prior to or during the Primary Term or any Extended Term hereof, imposed or levied upon or assessed against or which arise with respect to (A) the Premises, (B) any Basic Rent, Additional Rent or other sums payable hereunder, (C) this Lease or the leasehold estate hereby created or (D) the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account deductions with respect to depreciation, interest, taxes or ordinary and necessary business expenses, in each case relating to the Premises) imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other sums payable hereunder; (iii) all sales (including those imposed on lease rentals), value added, ad valorem, gross receipts, use and similar taxes at any time levied, assessed or payable on account of the acquisition, ownership, leasing, operation, possession or use of the Premises; (iv) all transfer, recording, stamp and real property gain taxes incurred upon the sale or transfer, or other disposition of the Premises or any interest therein to Tenant or the foreclosure of the Premises, (v) all offers, claims and demands of mechanics, laborers, materialmen and others which, if unpaid, might create a lien on the Premises, (vi) all charges of utilities, communications and similar services serving the Premises, and (vii) any other tax relating to the Premises resulting from any law enacted or adopted or amended after the date of this Lease imposed on Landlord pursuant to the Indenture (as hereinafter defined). Notwithstanding the above, Tenant shall not be required to pay any franchise, estate, inheritance, transfer, net income or similar tax of Landlord (other than any tax referred to in clause (ii) above) unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Tenant is required to pay pursuant to this Section 2.2(a). Subject to Tenant's right to contest pursuant to Section 2.6 of this Lease, Tenant will furnish to Landlord, within 30 days after the due date thereof, proof of payment of all Impositions. If any such Imposition may legally be paid in installments, Tenant may pay such Imposition in installments; in such event, Tenant shall be liable only for installments which become due and payable during the Primary Term and any Extended Term hereof. Tenant and Landlord acknowledge that, in connection with Landlord's acquisition of the Projects, Landlord and Seller, as defined in Section 3.1, have obtained certain resale certificates as described on Schedule I attached hereto and made a part hereof which have exempted Seller, Landlord and Tenant from the payment of sales taxes in connection with the transfer of personal property from Seller to Landlord, and the lease thereof to Tenant. Without limiting the generality of the provisions of this Section 2.2(a), Tenant hereby agrees that if any sales taxes (or penalties or interest thereon) are imposed as a result of the transfer of personal property to Landlord or the lease of the same by Landlord, Tenant shall be responsible for the payment of such taxes, penalties and interest. Tenant hereby agrees to indemnify Landlord and to hold Landlord harmless from and against any and all reasonable third party costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord as a result of any claim that such sales taxes are due and owing.

(b)           Tenant shall comply with and cause each of the Projects to comply with and shall assume all obligations and liabilities with respect to (i) all laws, ordinances and regulations, and other governmental rules, orders and determinations presently in effect or hereafter enacted, made or issued, both foreseen and unforeseen and ordinary and extraordinary applicable to the applicable Project or the ownership, operation, use or possession thereof and (ii) all contracts (including, but not limited to, insurance policies (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies)), agreements, covenants, conditions and restrictions now or hereafter applicable to each Projector the ownership, operation, use or possession thereof (collectively, "Legal Requirements"), including but not limited to all such Legal Requirements, contracts, agreements, covenants, conditions and restrictions which require structural, unforeseen or extraordinary changes. Notwithstanding the foregoing, Legal Requirements shall not include any contracts, agreements, covenants, conditions or restrictions applicable to a Project which are hereafter voluntarily entered into by Landlord without the consent or approval of Tenant (which approval shall not be unreasonably withheld or delayed), unless Landlord is required to enter into such contract, agreement, covenant, condition or restriction by any governmental or quasi-governmental entity. Tenant's failure to comply with any such contract, agreement, covenant, condition or restriction required by any governmental or quasi- governmental entity to be entered into by Landlord shall not constitute a default by Tenant hereunder prior to Tenant's receipt of notice or knowledge thereof.

2.3           Liens. Subject to Tenant's right to contest pursuant to Section 2.6 of this Lease, Tenant will promptly remove and discharge any charge, lien, security interest or encumbrance upon any Project or any Basic Rent, Additional Rent or other sums payable hereunder which arise for any reason, including all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of a Project or by reason of labor or materials furnished or claimed to have been furnished to Tenant or for any Project, but not including (i) the Permitted Exceptions, and (ii) any mortgage, charge, lien, security interest or encumbrance created by Landlord without the consent of Tenant (it being agreed that the Indenture for purposes of this sentence will be deemed to have been created without the consent of Tenant). Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition repair or demolition of or to any Project or any part thereof which would result in any liability of the Landlord for the payment therefor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in any of the Projects or any part thereof through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to a Project.

2.4           Indemnification. Tenant shall defend all actions against any of (i) Landlord, (ii) any owner, beneficial owner, trustee, partner, member, officer, director, shareholder or agent of Landlord, and of any of Landlord's partners or members, and (iii) the holder of any indebtedness of Landlord secured by a mortgage, deed of trust or other security interest in the Premises, including without limitation, Lender (as hereinafter defined), or any owner, beneficial owner, partner, member, officer, director, shareholder, or agent of any such holder, including without limitation, Lender, (iv) together with their respective successors and assigns (herein, collectively, "Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless the Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (but specifically excluding claims resulting from the gross negligence or willful misconduct of an Indemnified Party, subject to the provisions of Section 10.18(b) and excluding consequential or punitive damages assessed against Landlord as a result of the commission of an overt act by Landlord constituting gross negligence or willful misconduct, subject to the provisions of Section 10.18(b)) (a) to which any Indemnified Party is subject because of Landlord's estate in any Project or the receipt of any of Basic Rent or Additional Rent hereunder or (b) arising from (i) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Project or portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (ii) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Project or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (iii) any failure on the part of Tenant to perform or comply with any of the terms, covenants or conditions of this Lease or any other instrument, contract, document or agreement to which Tenant is a party relating to the Premises or any Project (a "Related Document"); (iv) any representation or warranty made herein, in any certificate delivered in connection herewith or in any other Related Document, or pursuant thereto, being false or misleading in any material respect as of the date that such representation or warranty was made; (v) performance of any labor or services or the furnishing of any materials or other property in respect to any Project or any portion thereof, (vi) any Imposition, including without limitation, any Imposition attributable to the execution, delivery, filing or recording of any Related Document, this Lease or memorandum thereof; (vii) any lien, encumbrance or claim arising on or against any Project or any portion thereof under any Legal Requirement or otherwise which Tenant is obligated to remove and discharge pursuant to Section2.3 or any liability asserted against the Indemnified Parties with respect thereto, (viii) the claims of any subtenants of all or any portion of any Project or any Person acting through or under Tenant or otherwise acting under or as a consequence of this Lease or any sublease, (ix) any act or omission of Tenant or its agents, contractors, licensees, subtenants or invitees, and (x)- any contest referred to in Section 2.6.

2.5           Maintenance and Repair.

(a)            Tenant acknowledges that it has received the Premises in good order and repair. Tenant, at its own expense, will maintain all parts of the Premises in good repair and condition (consistent with standards of maintenance of national chains of limited service budget motels), except for ordinary wear and tear, and will take all action and will make all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep all parts of the Premises in good repair and condition. Landlord shall not be required to maintain, repair or rebuild all or any part of the Premises. Tenant waives the right to (i) require Landlord to maintain, repair or rebuild all or any part of the Premises, or (ii) make repairs at the expense of Landlord pursuant to any Legal Requirement, contract, agreement, covenant, condition or restriction set forth in subsection 2.2(b)(ii), at any time in effect.

(b)           In the event that all or any part of the Improvements shall encroach upon any property, street or right-of-way adjoining or adjacent to any Project, or shall violate the agreements or conditions affecting any Project or any part thereof, or any Legal Requirements, or shall hinder, obstruct or impair any easement or right-of-way to which a Project is subject, then, promptly after written request of Landlord (unless such encroachment, violation, hindrance, obstruction or impairment is a Permitted Exception) or of any person so affected, Tenant shall, at its expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting therefrom, or (ii) make such changes, including alteration or removal, to the Improvements and take such other action as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments, provided that, if Landlord's consent is required for such changes pursuant to this Lease, Landlord's consent shall have been obtained, which consent shall not be unreasonably withheld.

2.6           Permitted Contests.

(a)           Tenant shall not be required, nor shall Landlord have the right, to pay, discharge or remove an Imposition, lien or encumbrance, or to comply with any Legal Requirement applicable to the Premises or the use thereof, as long as no Event of Default under this Lease shall have occurred and be continuing and Tenant shall, in good faith, contest the existence, amount or validity thereof by appropriate proceedings diligently pursued, and provided that (i) with respect to a failure to pay such Imposition, lien or encumbrance or failure to perform such Legal Requirement, Tenant shall have provided security as set forth in Section 2.6(b), which shall be deposited with Landlord or, as required by the Indenture, Lender prior to the commencement of such contest, (ii) Tenant shall give Landlord prior written notice of Tenant's intent to contest such matter (other than in connection with customary real property tax contests that require payment in full of the contested tax as a condition to such contest), and (iii) failing to pay such Imposition, lien or encumbrance or perform such Legal Requirement will not (1) subject Landlord or Lender to any risk of criminal or a material risk of civil penalties or fines or to any risk of prosecution for a crime, (2) subject any Projector any part thereof to being condemned, vacated, forfeited or otherwise impaired, (3) have the effect of interrupting or preventing the collection of any contested amount or other realization of value from any Project or any part thereof or interest therein, the Basic Rent, Additional Rent or any other sums payable hereunder or any portion thereof to satisfy the claim, (4) subject any Project, any portion thereof or interest therein, the Basic Rent, Additional Rent or any other sums payable under this Lease or any portion thereof to satisfy the claim, (5) subject any Project, any portion thereof or interest therein, the Basic Rent, Additional Rent or any other sums payable under this Lease or any portion thereof, to sale, forfeiture, interruption or loss by reason of such proceedings or (6) affect the ownership, lease or occupancy of any Project or Landlord's ability or right to exercise its remedies hereunder, or Lender's ability or right to exercise its remedies under the Indenture, including without limitation, foreclosure against the applicable Project; provided, further, that prior to the date on which such Imposition or charge would otherwise have become delinquent Tenant shall have given Landlord and Lender prior notice of such contest. To the extent that the consent of Landlord is required with respect to any contest of Tenant, Landlord agrees not to unreasonably withhold such consent, Landlord agrees that Tenant shall be allowed to file appeals, protests, contests and other matters described in this Section in the name of Landlord, if necessary, provided that Tenant has complied with all of the provisions of this Section 2.6 in connection with such matter.

(b)           Tenant shall give such security (including a bond) as may be reasonably required by Landlord or, as required by the Indenture, Lender to ensure ultimate payment of such Imposition, lien or encumbrance and compliance with Legal Requirements and to prevent any sale, forfeiture, interruption or loss of any Project or any portion thereof, any Basic Rent, Additional Rent or other sums required to be paid by Tenant hereunder, by reason of such nonpayment or noncompliance. Notwithstandingthe preceding sentence, during such time as no Event of Default shall have occurred and be continuing and either Tenant or a Guarantor (as hereinafter defined) maintains an Investment Grade Rating (as hereinafter defined), Tenant shall not be required to provide such security with respect to a contest if the contest involves claims for less than $500,000 for any particular Project and if claims for less than $1,000,000 are then being contested for all Projects. Notwithstanding the first sentence of this section (b), during such time as no Event of Default shall have occurred and be continuing and neither Tenant nor any Guarantor maintains an Investment Grade Rating (as hereinafter defined), Tenant shall also not be required to provide such security with respect to a contest if the contest involves claims for less than $100,000 for any particular Project and if claims for less than $500,000 are then being contested for all Projects.

ARTICLE 3.

3.1           Procedure Upon Purchase.

(a)            If Tenant shall purchase a Project or any portion thereof pursuant to this Lease, Landlord shall convey or cause to be conveyed title thereto, the state of which shall be at least as good as the state of title which existed in Landlord with respect to Landlord's interests in the applicable Project on the date on which this Lease commenced, except for liens and encumbrances created by, through, under or with the consent of Tenant, and Tenant or its designee shall accept such title, subject, however, to the condition of the applicable Project on the date of purchase, the Permitted Exceptions, all liens and encumbrances created by, through, under or with the consent of Tenant and all applicable Legal Requirements, but free of the lien of the Indenture and of liens and encumbrances resulting from acts of Landlord taken without the consent of Tenant.

(b)            Upon the date fixed for any purchase of any interests in a Project or any portion thereof hereunder, Tenant shall, by wire transfer of immediately available funds, pay to Landlord, or as Landlord may direct in writing, the purchase price therefor specified herein, together with all Basic Rent, Additional Rent, the Make Whole Premium (as hereinafter defined), if applicable, and other sums then accrued or due and payable hereunder with respect to the applicable Project to and including such date of purchase, and there shall be delivered to Tenant a deed to or other conveyance of the interests in the applicable Project or portion thereof then being sold to Tenant and any other instruments necessary to convey the title thereto described in Section 3.1 (a) and to assign any other property then required to be assigned by Landlord pursuant hereto. Tenant shall pay, on an after-tax basis, (i) all charges incident to such conveyance and assignment, including, without limitation, reasonable counsel fees, escrow fees, recording fees, title insurance premiums, transfer taxes and all other applicable taxes (other than any income or franchise taxes of Landlord) which may be imposed by reason of such conveyance and assignment and the delivery of said deed or conveyance and other instruments, (ii) all costs and expenses incurred by Landlord in connection with a defeasance of all or any portion of the indebtedness secured by the Indenture, including, without limitation, reasonable attorneys' fees and expenses of Landlord, Lender and the Rating Agencies (as hereinafter defined), any revenue, documentary stamp or intangible taxes, or any other tax or charge due in connection with the transfer or creation of the note or notes which evidence the indebtedness secured by the Indenture or the defeased indebtedness, and (iii) all costs and expenses associated with the release of the lien of the Indenture from the applicable Project. Upon the completion of any purchase of an entire Project (but not of any lesser interest than an entire Project) but not prior thereto (whether or not any delay or failure in the completion of such purchase shall be the fault of Landlord), this Lease shall terminate with respect to such Project, except with respect to obligations and liabilities of Tenant hereunder, actual or contingent, which have arisen on or prior to such completion of purchase. The "Make Whole Premium" shall have the meaning set forth in the Indenture, or if not defined in the Indenture, shall mean the amount which Landlord is obligated to pay in excess of outstanding principal and accrued interest in connection with a prepayment or defeasance of the Indenture, which prepayment or defeasance arises as a result of the event giving rise to the Make Whole Premium. To the extent that the provisions of this Lease require Tenant to pay sums then accrued or due and payable hereunder with respect to a Project on a Lease Termination Date (as hereinafter defined) and such Lease Termination Date does not occur on the first day of calendar month, such accrued amounts shall include all Basic Rent allocated to the applicable Project (such amount to be determined by multiplying the then annual Basic Rent by a fraction, the numerator of which is the amount allocated to the applicable Project in Schedule G attached hereto and made a part hereof, and the denominator of which is the aggregate amount allocated in Schedule G to all Projects then subject to this Lease) from and including the first day of the calendar month during which such Lease TerminationDate occurs, through and including such Lease Termination Date (allocated on a per diem basis based on a 360 day year for the annual Basic Rent and the actual number of days elapsed).

(c)           In the event that this Lease shall be terminated with respect to a particular Project upon purchase of such Project by Tenant or upon rejection of a Rejectable Offer (as hereinafter defined) or a Rej ectable Substitution Offer (as hereinafter defined), the Basic Rent from and after the applicable Lease Termination Date shall be adjusted to reflect the termination of the applicable Project in the manner set forth in  Schedule E. attached hereto and made a part hereof. In the event of the termination of this Lease with respect to a particular Project as a result of a substitution, the Basic Rent shall not be adjusted.

3.2           Condemnation and Casualty.

(a)           General Provisions. Subject to Tenant's rights to utilize or obtain the same in accordance with Section 3.2(b) and Section 3.6, Tenant hereby irrevocably assigns to Landlord any award, compensation or insurance payment to which Tenant may become entitled by reason of Tenant's interest in the Premises (i) if the use, occupancy or title of a Project or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain ("Condemnation") or (ii) if a Project or any part thereof is damaged or destroyed by fire, flood or other casualty ("Casualty") (all awards, compensations, and insurance payments on account of any Condemnation or Casualty (net of any amounts applicable to Tenant's Personal Property are hereinafter collectively called "Compensation"). In the event of any Casualty, or in the event of a Condemnation or threatened Condemnation with respect to a Project, Tenant shall give prompt written notice thereof to Landlord (which notice shall set forth Tenant's good faith estimates of the cost of repairing or restoring any damage or destruction caused thereby, or, if Tenant cannot reasonably estimate the anticipated cost of restoration, Tenant shall nonetheless give Landlord prompt notice of the occurrence of any such Casualty or Condemnation, and will diligently proceed to obtain estimates to enable Tenant to quantify the anticipated cost of such restoration, whereupon Tenant shall promptly notify Landlord of such good faith estimate). Landlord may, if it reasonably so elects, participate in any such proceeding or action to negotiate, prosecute and adjust any claim for any Compensation, and Landlord shall collect any such Compensation. Tenant shall pay all costs and expenses in connection with each such proceeding, action, negotiation, prosecution and adjustment. Notwithstanding Landlord's right to participate therein, Tenant shall initiate, conduct and control any such proceeding, action, negotiation, prosecution or adjustment, unless an Event of Default shall have occurred and be continuing, in which event Landlord shall have the sole right to conduct and control such proceedings, actions, negotiations, prosecutions and adjustments. All Compensation shall be applied pursuant to the applicable provisions of Article 3, and all such Compensation (less the reasonable costs and expenses of Landlord, Tenant and Lender, if applicable, in collecting such Compensation), is herein called the "Net Proceeds".

(b)           Major Condemnation and Major Casualty. If a Condemnation shall take more than 20% of the land area of a Project or the Net Proceeds of such Condemnation shall be for an amount in excess of $1,000,000, or if a Casualty shall affect more than 50% of the hotel rooms in a Project, and any such event shall render such Project unsuitable for restoration for continued use and occupancy in Tenant's business, or if such Condemnation or Casualty shall otherwise render such Project unsuitable for restoration for continued use and occupancy in Tenant's business and Tenant shall provide evidence thereof reasonably acceptable to Landlord (herein, a "Major Casualty" and a "Major Condemnation"), then Tenant shall, not later than thirty (30) days after such Major Condemnation or Major Casualty, as the case may be, deliver to Landlord (i) notice of its intention to terminate this Lease with respect to such Project on the first Payment Date (herein, with respect to any termination resulting from a Rejectable Offer or a Rejectable Substitution Offer, the "Lease Termination Date") which occurs not less than 120 days and not more than 150 days after the delivery of such notice (it being understood that in all events under this Lease, the Lease Termination Date must be on a Payment Date) and (ii) a certificate of Tenant describing the event giving rise to such termination and stating that Tenant has determined in good faith that such Major Condemnation or Major Casualty, as the case may be, has rendered the applicable Project unsuitable for restoration for continued use and occupancy in Tenant's business, and (iii) documentation to the effect that termination of this Lease with respect to such Project will not be in violation of any agreement then in effect with which Tenant is obligated to comply pursuant to this Lease. If the Lease Termination Date occurs during the Primary Term, such notice must be accompanied by either a Rejectable Offer or a Rejectable Substitution Offer, as described in Section 3.3, in which event the provisions of such Section shall be controlling.

3.3           Rejectable Offer and Substitution.

(a)            In the event of a Major Casualty or Major Condemnation during the Primary Term, Tenant shall deliver to Landlord, no later than thirty (30) days after such Major Casualty or Major Condemnation, (i) either (A) an irrevocable rejectable written offer (the "Rejectable Offer") to purchase Landlord's interest in the affected Project on the Lease Termination Date for a price equal to the "Stipulated Loss Value" as specified on Schedule F_ attached hereto and made a part hereof, or (B) so long as no Event of Default shall have occurred and be continuing, an irrevocable written offer (the "Rejectable Substitution Offer") to substitute a Substitute Project (as hereinafter defined), for the affected Project on the Lease Termination Date in accordance with Section 3.4, and (ii) a certificate from the president, the chief financial officer or the treasurer of Tenant (herein, a "Responsible Officer") which (A) describes the event(s) giving rise to the Major Casualty or Major Condemnation, as the case may be, and (B) states that Tenant has determined that such event has rendered such Project unsuitable for restoration or for the continued use and occupancy in Tenant's business, and (iii) if Tenant delivers a Rej ectable Substitution Offer, the following items (herein, the "Substitution Documents") (A) a description of the proposed Substitute Project, (B) a current (as hereinafter defined) appraisal of the Replaced Project (as hereinafter defined), performed in accordance with the criteria set forth in Section 3.4, (C) a current appraisal of the proposed Substitute Project performed in accordance with the criteria set forth in Section 3.4, (D) a current title insurance commitment for the proposed Substitute Project satisfying the requirements set forth in Section 3.4, (E) a current ALTA survey for the proposed Substitute Project satisfying the requirements set forth in Section 3.4, (F) a current Phase I Environmental Report for the proposed Substitute Project satisfying the requirements set forth in Section 3.4, (G) operating statements for the proposed Substitute Project for the previous three years (or such shorter period of operation by Tenant or its Affiliate), and (H) a current engineering report for the proposed Substitute Project satisfying the requirements of Section 3.4. Within 90 days of the date Landlord receives the items required to be delivered in (i), (ii) and (iii) above, as applicable, (X) if Landlord receives a Rejectable Offer, Landlord shall deliver written notice of its election to either accept or reject Tenant's Rejectable Offer (with a failure to respond constituting an acceptance of such Rejectable Offer), and (Y) if Landlord receives a Rejectable Substitution Offer, Landlord shall deliver written notice of its election to either accept or reject the Rejectable Substitution Offer (with a failure to respond constituting an acceptance of such Rejectable Substitution Offer), provided that the Substitution (as hereinafter defined) satisfies the conditions of Section 3.4 (it being specifically understood that an acceptance of the Rejectable Substitution Offer shall not constitute satisfaction of any of the conditions set forth in Section 3.4). Any rejection by Landlord of a Rejectable Offer or Rejectable Substitution Offer shall comply with and be accomplished in accordance with the provisions of Section 3.5. In the event of an acceptance or deemed acceptance of a Rejectable Offer, on the applicable Lease Termination Date, the applicable Project shall be conveyed to Tenant or its designee in exchange for payment by Tenant to Landlord of the applicable Stipulated Loss Value, together with all Basic Rent, Additional Rent and other sums accrued or due and payable under this Lease with respect to the applicable Project as of the applicable Lease Termination Date (and, if an Event of Default has occurred and is continuing at the time of the Rejectable Offer or on the applicable Lease Termination Date, together with a Make Whole Premium). In the event of an acceptance or deemed acceptance of a Rejectable Substitution Offer, on the applicable Lease Termination Date, the Replaced Project shall (upon satisfaction of the conditions set forth in Section 3.4) be conveyed to Tenant or its designee in exchange for delivery of the Substitute Project, and upon payment by Tenant to Landlord of all Basic Rent, Additional Rent and other sums accrued or due and payable under this Lease with respect to the applicable Project as of the Lease Termination Date. For purposes of this Section 3.3, an appraisal, report, survey, environmental report, operating statement, engineering report, or any other document permitted to be delivered pursuant to this Section 3.3, shall be "current" if it is dated within ninety (90) days prior to its delivery to Landlord.

(b)            In the event that a Project becomes Economically Obsolete (as hereinafter deemed) between May 1, 2008 and April 30, 2009, between October 1, 2014 and November 30, 2014 or between October 1st and November 30th of each lease year thereafter (collectively, the "Obsolescence Election Periods"), Tenant shall be allowed, provided that no Event of Default shall have occurred and be continuing, to deliver to Landlord (but only during such periods, and if not delivered during the Obsolescence Election Periods, the rights under this Section shall be deemed to have been waived) (i) either (A) a Rej ectable Offer to purchase Landlord's interest in the affected Project on the Lease Termination Date for the Stipulated Loss Value applicable to such Project as specified on Schedule F, plus an amount equal to the Make Whole Premium relating to such affected Project, or (B) so long as no Event of Default has occurred and is continuing, if Tenant so elects, a Rejectable Substitution Offer to substitute a Substitute Project for the affected Project on the Lease Termination Date in accordance with Section 3.4, and (ii) a certificate from a Responsible Officer of Tenant which (A) describes the event(s) giving rise to the Project becoming Economically Obsolete, (B) states that Tenant has determined that the Project is Economically Obsolete, and (C) states that Tenant shall not use such Project in Tenant's business for five (5) years after the closing of the transfer of the Project (but Tenant may continue to operate the Project other than as a Motel 6 for a period of three (3) years after the closing, during which period Tenant is attempting to market and dispose of the Project), and (iii) if Tenant delivers a Rejectable Substitution Offer, the Substitution Documents. Within 90 days of the date Landlord receives the items referenced in (i), (ii) and (iii) of this Section 3.3(b), as applicable, (X) if Landlord receives a Rejectable Offer, Landlord shall deliver written notice of its election to either accept or reject Tenant's Rejectable Offer (with a failure to respond constituting an acceptance of such Rejectable Offer), and (Y) if Landlord receives a Rejectable Substitution Offer, Landlord shall deliver written notice of its election to either accept or reject Tenant's Rejectable Substitution Offer (with a failure to respond constituting an acceptance of such Rejectable Substitution Offer), provided that the Substitution satisfies the conditions of Section 3.4 (it being specifically understood that an acceptance of the Rejectable Substitution Offer shall not constitute satisfaction of any of the conditions set forth in Section 3.4). In the event of an acceptance or deemed acceptance of a Rejectable Offer, on the applicable Lease Termination Date, the applicable Project shall be conveyed to Tenant or its designee in exchange for payment by Tenant to Landlord of the applicable Stipulated Loss Value and Make-Whole Premium, together with all Basic Rent, Additional Rent and other sums accrued or due and payable under this Lease with respect to the applicable Project as of the Lease Termination Date. In the event of an acceptance or deemed acceptance of a Rejectable Substitution Offer, on the applicable Lease Termination Date, the applicable Project shall (upon satisfaction of the conditions set forth in Section 3.4) be conveyed to Tenant or its designee in exchange for delivery of the Substitute Project, and upon payment by Tenant to Landlord of all Basic Rent, Additional Rent and other sums accrued or due and payable under this Lease with respect to the applicable Project as of the Lease Termination Date. "Economically Obsolete" is defined as a Project having become uneconomic, obsolete or surplus, or because of the occurrence of any of such events, having become impracticable for Tenant's continued use and occupancy in Tenant's business, as determined in good faith by Tenant and certified by a Responsible Officer of Tenant in writing to Landlord, having exercised reasonable business judgment in making its determination.

(c)            In addition to the Substitution rights set forth above, during the term of this Lease, Tenant shall be allowed, provided that no Event of Default shall have occurred and be continuing, to make a Substitution pursuant to a Rejectable Substitution Offer with respect to a maximum of two (2) Projects, provided that Tenant complies with the provisions of this Section and the other provisions of this Lease. In the event that Tenant shall desire to utilize such right, Tenant shall deliver to Landlord (i) an irrevocable Rejectable Substitution Offer to substitute a Substitute Project for the affected Project on the Lease Termination Date in accordance with Section 3.4, and (ii) the Substitution Documents. Within 90 days of the date Landlord receives the items referenced in (i) and (ii) of this Section 3.3(c), Landlord shall deliver written notice of its election to either accept or reject Tenant's Rejectable Substitution Offer (with a failure to respond constituting an acceptance of such Rejectable Substitution Offer), provided that the Substitution satisfies the conditions of Section 3.4 (it being specifically understood that an acceptance of the Rejectable Substitution Offer shall not constitute satisfaction of any of the conditions set forth in Section 3.4). In the event of an acceptance or deemed acceptance of a Rejectable Substitution Offer, on the applicable Lease Termination Date, the Replaced Project shall (upon satisfaction of the conditions set forth in Section 3.4) be conveyed to Tenant or its designee in exchange for delivery of the Substitute Project, and Tenant shall pay all costs and expenses associated therewith, as outlined herein with respect to any other Substitution. In the event of a rejection of a Rej ectable Substitution Offer with respect to a Project pursuant to this Section 3.3(c) which occurs after November 1, 2000, Tenant shall have the right, but not the obligation, within thirty (30) days of receiving notice of rejection of such Rejectable Substitution Offer and provided that no Event of Default shall have occurred and be continuing, to make a Rejectable Offer to purchase Landlord's interest in the affected Project on the applicable Lease Termination Date for a price equal to the Stipulated Loss Value as specified on Schedule F, plus an amount equal to the Make Whole Premium relating to such affected Project. Within 90 days of the date Landlord receives such Rejectable Offer, Landlord shall deliver written notice of its election to either accept or reject such Rejectable Offer (with a failure to respond constituting an acceptance of such Rej ectable Offer). In the event of an acceptance or deemed acceptance of such Rejectable Offer, on the applicable Lease Termination Date, the applicable Project shall be conveyed to Tenant or its designee in exchange for payment by Tenant to Landlord of the applicable Stipulated Loss Value and Make-Whole Premium, together with all Basic Rent, Additional Rent and other sums accrued or due and payable under this Lease with respect to the applicable Project as of the Lease Termination Date. Notwithstanding anything to the contrary provided herein, if Tenant shall make a Rejectable Offer pursuant to this Section 3.3(c), such Rejectable Offer shall be deemed to be one of the two Substitutions that Tenant is permitted to make pursuant to this Section 3.3(c).

(d)             In the event that Landlord receives a Rejectable Substitution Offer, Landlord shall, within thirty (30) days after receipt of the Substitution Documents, deliver to Tenant its written approval or disapproval of the matters contained in the Substitution Documents, which approval shall not be unreasonably withheld (with a failure to deliver notice constituting disapproval). An approval of the Substitution Documents shall not constitute an acceptance of the Rejectable Substitution Offer, and a disapproval of the Substitution Documents shall not constitute a rejection of the Rejectable Substitution Offer. An acceptance or rejection of the Rejectable Substitution Offer shall be accomplished only in accordance with Sections 3.3(a) and 3.3(b) above. If Landlord approves of the Substitution Documents (it being understood that such approval shall not constitute satisfaction of the conditions set forth in Section 3.4, but such approval shall estop Landlord from later objecting to items previously specifically approved in writing, but not those items arising subsequent to such approval), the parties shall proceed to Substitution, provided that Landlord ultimately accepts the Rejectable Substitution Offer and provided that Tenant ultimately satisfies the conditions of Section 3.4 for Substitution. If Landlord disapproves of the Substitution Documents (or any portion thereof), Tenant shall have thirty (30) days to cure any matter to which Landlord has objected. If Landlord has not approved of such matter in writing within such thirty (30) days, Tenant shall not be allowed to make the Substitution, and Tenant shall be deemed to have made a Rej ectable Offer with respect to the applicable Project, which Rej ectable Offer Landlord shall either accept or reject within 90 days from the date of the initial Rejectable Substitution Offer (with a failure to respond constituting an acceptance of such Rejectable Offer), and with the closing for such Rej ectable Offer to occur on the date initially set forth the Lease Termination Date. Notwithstanding the foregoing, if Landlord does not approve of a matter relating to a Rejectable Substitution Offer made pursuant to Section 3.3(c), a Rejectable Offer shall be made with respect to the applicable Project solely at Tenant's election as provided in Section 3.3(c).

(e)            Tenant agrees that so long as any portion of the note secured by the Indenture is outstanding, Tenant shall deliver to Lender, concurrently with the delivery thereof to Landlord, a copy of any Rejectable Offer or Rejectable Substitution Offer, together with all items required to be delivered in connection therewith and together with copies of all items required to be delivered pursuant to Sections 3.3 and 3.4.

3.4           Substitution.

(a)             In the event that Tenant has made (and Landlord has accepted or is deemed to have accepted) a Rejectable Substitution Offer, as outlined in Section 3.3, Tenant shall replace, on the Lease Termination Date (a "Substitution"), the affected Project (the "Replaced Project") with a property (the "Substitute Project") having a Fair Market Value (as hereinafter defined), at least equal to that of the Replaced Project (and in no event less than the Stipulated Loss Value of the Replaced Project as of the Lease Termination Date) upon satisfaction of the conditions set forth in this Section 3.4, and upon delivery to Landlord, if applicable, (with a copy to any assignee of this Lease, including Lender) of a certificate from a Responsible Officer of Tenant setting forth the determination of Tenant as outlined in Section 3.3. In the case of a Substitution as a result of a Major Casualty or Major Condemnation, the Fair Market Value of the Replaced Project shall be determined as of the date which is immediately prior to such Major Condemnation or Major Casualty (including, if construction is anticipated or being accomplished at such time with respect to a Project, the appraised value of the completed Project assuming that Completion of the Project has occurred). In the case of a Substitution as a result of a Project becoming Economically Obsolete, the Fair Market Value of the Replaced Project shall be equal to the appraised value as of the date hereof (including, if construction is anticipated or being accomplished at such time with respect to a Project, the appraised value of the completed Project assuming that Completion of the Project has occurred). In the case of a Substitution pursuant to Section 3.3(c), the Fair Market Value of the Replaced Project shall be determined as of the date of Substitution. Fee simple title to the Substitute Project must be conveyed to Landlord (or, if directed by Landlord, an estate for years, together with a remainder interest to any applicable remainderman) and Landlord will not accept a ground lease. At the time of substitution, a Substitute Project must be an operating Project which Tenant intends to continue to operate as a motel, and must satisfy the other conditions set forth in this Section 3.4.

(b)            Notwithstanding any contrary provision hereof (except as provided below with respect to Rejectable Substitution Offers made under Section 3.3(c)), in the event that Tenant has made (and Landlord has previously approved the Substitution Documents and has accepted or is deemed to have accepted) a Rejectable Substitution Offer, but Tenant fails to meet the conditions of Substitution set forth in Section 3.4(d) on or before the applicable Lease Termination Date, Tenant shall not be allowed to make such Substitution. In such event, this Lease shall continue in full force and effect, Tenant shall be deemed to have made a Rejectable Offer on the initially-scheduled Lease Termination Date, and Landlord shall either accept or reject such deemed Rejectable Offer no later than sixty (60) days after the initially-scheduled Lease Termination Date. A failure by Landlord to either accept or reject such deemed Rejectable Offer shall be deemed acceptance. The Lease Termination Date in such event shall be the first Payment Date occurring not less than thirty (30) days after acceptance or rejection of such deemed Rejectable Offer. In the event that Tenant has made (and Landlord has previously approved the Substitution Documents) a Rejectable Substitution Offer pursuant to the provisions of Section 3.3(c), but Tenant fails to meet the conditions of Substitution set forth in Section 3.4(d) on or before the applicable Lease Termination Date, Tenant shall not be allowed to make such Substitution. In such event, this Lease shall continue in full force and effect with respect to the applicable Project.

 (c)            The term "Fair Market Value" shall mean the value of a fee simple interest in the applicable Replaced Project or Substitute Project, unencumbered by this Lease and any Indenture (and in the condition required to be maintained pursuant to this Lease) and determined at the time in question. If Landlord is in agreement with the appraisals delivered by Tenant as a part of the Substitution Documents, such appraisals shall be utilized to determine Fair Market Value. If Landlord gives Tenant written notice of its disapproval of an appraisal delivered by Tenant (to be delivered by Landlord within the thirty (30) day period referred to in the second line of Section 3.3(d) above), Fair Market Value shall be determined in accordance with the following procedure:

(i)           Within thirty (30) days after the delivery of notice by Landlord invoking the provisions of this Section, Landlord shall submit to Tenant an appraisal of the Replaced Project and/or the Substitute Project, as applicable, prepared by an appraiser who is both a member of the American Institute of Appraisers and actively engaged in the appraisal of real property in the area where such property is located; in addition, Landlord's appraiser and Tenant's appraiser referred to in Section 3.3(a) shall jointly, within fifteen (15) days after delivery of notice by Landlord invoking the provisions of this Section, choose a third appraiser who is a member of the American Institute of Appraisers who shall, within fifteen (15) days after appointment, choose one of the two appraised values as the Fair Market Value. The Fair Market Value of the Replaced Project and/or the Substitute Project, as determined by the foregoing arbitration procedure, shall be binding upon both Tenant and Landlord. The fees and expenses of the appraisers shall be borne by Tenant.

(ii)           The appraisers shall not, in making their appraisal of the Replaced Project and the Substitute Project, attribute any value to any of Tenant's Personal Property.

(d)            In the event that Tenant shall make a Rejectable Substitution Offer in compliance with the provisions of Sections 3.3 and 3.4, and Landlord shall have accepted such Rejectable Substitution Offer, Tenant shall be allowed to make such Substitution, provided that all of the following conditions precedent are satisfied in the reasonable judgment of Landlord and, as required by the Indenture, Lender:

(i)          there shall be no Event of Default at the time of the Rejectable Substitution Offer or on the applicable Lease Termination Date;

(ii)          so long as any portion of the loan secured by the Indenture (the "Loan") is outstanding, Landlord shall request promptly and as soon thereafter as is reasonably practicably obtain and deliver to Lender (at Tenant's expense) a written confirmation from each of Duff & Phelps Credit Rating Co., Standard & Poor's Rating Group, Fitch IBC A, Inc. and Moody's Investors Service Inc. or any successor thereto, or any other nationally recognized credit rating agency(ies) which is rating securities issued in connection with any securitization which includes the Loan (the "Rating Agencies") that such Substitution will not result in a withdrawal, downgrade or qualification of the then current rating of any such securities which are in effect immediately prior to the Substitution;

(iii)           so long as any portion of the Loan is outstanding, Lender and the Rating Agencies shall have received an opinion of counsel which, as required by the Indenture, is acceptable to the Rating Agencies, stating that any securitization vehicle formed in connection with a securitization which includes the Loan which has elected to be treated as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Internal Revenue Code, as amended, ("REMIC") will not fail to maintain such REMIC status as a result of such Substitution and that the Substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Internal Revenue Code, as amended, or otherwise cause a tax to be imposed on a "prohibited transaction" by any securitization vehicle electing to be treated as a REMIC;

(iv)           so long as any portion of the Loan is outstanding, Landlord and Lender shall have received an opinion of counsel delivered by Tenant stating that the certificates, opinions and other instruments which have been or are therewith delivered to and deposited with Landlord and Lender or either thereof by Tenant and by any Guarantor conform to the requirements of this Lease;

(v)           Tenant shall have delivered to Landlord and Lender an appraisal of the Substitute Project dated no more than ninety (90) days prior to the Substitution by an appraiser which, as required by the Indenture, is acceptable to the Rating Agencies, indicating a Fair Market Value of the Substitute Project that is equal to or greater than the Fair Market Value of the Replaced Project determined in accordance with Section 3.4(a) of this Lease and using substantially the same methodology as used in the appraisal delivered to Lender in connection with the origination of the Loan;

(vi)           Tenant shall have delivered to Landlord and Lender a current as-built survey for the Substitute Project satisfying the requirements set forth in Schedule H certified to the title insurance company, to Landlord, and to Lender and its successors and assigns, prepared by a professional land surveyor licensed in the state in which the Substitute Project is located which, as required by the Indenture, is acceptable to the Rating Agencies and which, as required by the Indenture, would be reasonably satisfactory to a prudent lending institution making a loan similar to the Loan. Such survey shall reflect the same legal description which is included in the title insurance policy relating to such Substitute Project and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Project. The surveyor's seal shall be affixed to such survey, such survey shall show no encroachments or violations of any setback requirements and shall certify that the surveyed property is not located in a "one-hundred-year flood hazard area" (or, if the surveyed property is located in a "one-hundred-year flood hazard area", flood insurance in an amount equal to the full Replacement Cost of the Substitute Project or the maximum amount available through National Flood Program or any successor program, whichever is less, shall be provided if flood insurance is available under the National Flood Insurance Act;

(vii)           Tenant shall have delivered to Landlord and Lender a Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report, which report must indicate that the Substitute Project contains no Hazardous Substances, and is in compliance with all applicable Environmental Laws and this Lease, and, as required by the Indenture, which is acceptable to the Rating Agencies and which would be reasonably satisfactory to a prudent lending institution making a loan similar to the Loan;

(viii)           Tenant shall have delivered a policy of owner's title insurance from a title insurer reasonably satisfactory to Landlord containing coverages and title exceptions similar to those contained in the policy for the Replaced Project (it being specifically understood that the title exceptions may only include casements which do not interfere with any buildings, and in no event shall the title exceptions include any use or other restrictions unless the same have been approved by Landlord and, as required by the Indenture, Lender, in their sole discretion), and a policy of lender's title insurance satisfying the requirements of the Lender as set forth in the Indenture;

(ix)           Tenant shall have delivered to Landlord and Lender valid certificates of insurance and copies of related insurance policies indicating that the insurance requirements set forth in this Lease have been satisfied with respect to the Substitute Project and evidencing the payment of all premiums payable with respect thereto for the existing policy period;

(x)           Tenant shall have caused to be delivered to Landlord and Lender annual operating and occupancy statements for the Substitute Project for the three (3) most recently completed fiscal years and a current operating statement for the Substitute Project, each certified to Landlord, to Lender and their respective successors and assigns by Tenant as being true and correct and a certificate from Tenant certifying that there has been no material adverse change in the financial condition of the Substitute Project since the date of such operating statements;

(xi)            Tenant shall have delivered to Landlord and Lender a physical conditions inspection report with respect to the Substitute Project which is reasonably acceptable to Landlord and, as required by the Indenture, which is acceptable to the Rating Agencies and which would be reasonably satisfactory to a prudent lending institution making a loan similar to the Loan, and stating that the Substitute Project and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Project is in good condition and repair and free of damage and waste. If compliance with any Legal Requirements is not addressed by such report, compliance shall be confirmed by delivery to Landlord and Lender of a certificate of an architect licensed in the state in which the Substitute Project is located, a letter from the municipality in which such Substitute Project is located, a certificate of a surveyor that is licensed in the state in which the Substitute Project is located (with respect to zoning and subdivision laws), an ALTA 3.1 zoning endorsement to the title insurance policies delivered pursuant to clause (viii) above (with respect to zoning laws) or a subdivision endorsement to the title policies delivered pursuant to clause (viii) above (with respect to subdivision laws). If such physical condition report indicates that there are any items of deferred maintenance in excess of $25,000, Tenant shall have deposited into escrow with Lender, as required by the Indenture as long as any portion of the Loan is outstanding and otherwise with Landlord, an amount equal to the deferred maintenance in excess of such $25,000, together with an agreement to complete such deferred maintenance within six months thereafter, subject to Force Majeure (as hereinafter defined); provided, however, Tenant shall not be required to escrow the deferred maintenance in excess of $25,000 as long as no Event of Default shall have occurred and Guarantor is rated an Investment Grade Rating.

(xii)           Landlord shall have received, and Lender shall have received a copy of, a deed conveying a fee estate in and to the Substitute Project to Landlord, or, if Tenant is so directed by Landlord, an estate for years in the land portion of the Substitute Project and fee title to the improvements located thereon to Landlord and a remainder interest in the land portion of the Substitute Project to a remainderman, and a letter from Landlord countersigned by a title insurance company acknowledging receipt of such deed or deeds, as applicable, and agreeing to record the same in the real estate records for the county in which the Substitute Project is located, such deed or deeds containing the same types of warranty as in the deed or deeds Landlord received for the Replaced Project taking into account differing nomenclature in different states;

(xiii)           Tenant shall have delivered to Landlord and Lender an amendment to this Lease (as of the date of the Substitution) subjecting the Substitute Project to this Lease and removing the Replaced Project from this Lease, together with a recordable memorandum of this Lease in form reasonably acceptable to Landlord, and a consent of Tenant acknowledging that this Lease, as so amended, has been assigned to Lender in the same form as the consent of Tenant to the assignment to Landlord of the Lease with respect to the Replaced Project;

(xiv) T                      enant shall have delivered to Landlord and Lender an amendment or supplement (as of the date of Substitution) to the Guarantor's guaranty of this Lease, and to the Residual Value Policy (as defined in the Indenture), executed by the appropriate Guarantor and the Residual Value Insurer (as defined in the Indenture), and confirming that each such guaranty and the Residual Value Policy, as amended or supplemented, remains in full force and effect, and in the case of the Residual Value Policy, subjecting the Substitute Project thereto and removing the Replaced Project therefrom;

(xv)           Tenant shall have delivered to Landlord and Lender an amendment to the Tripartite Agreement, if any, among Tenant, Landlord and the owner of the remainder interest in the Premises (as of the date of the Substitution) subjecting the Substitute Project to such Tripartite Agreement and removing the Replaced Project therefrom;

(xvi)           Tenant shall have delivered to Landlord, Lender and the Rating Agencies a certification by Tenant relating to the Substitute Project containing representations and warranties as similar as possible to those made by Motel 6 Operating L.P. to Landlord in that certain Purchase and Sale Agreement dated of even date herewith, by and between Landlord, as purchaser, and Motel 6 Operating L.P., as seller, relating to the Replaced Project and containing representations and warranties with respect to documents delivered by Tenant in connection with the Substitution which are as similar as possible to those made by Tenant to Landlord and Lender in Tenant's Certificate, as defined in and delivered pursuant to that certain Loan Agreement of even date herewith, between Landlord and Lender (the "Loan Agreement");

(xvii)           Tenant shall have delivered, and shall have caused each Guarantor to deliver, to Landlord, Lender and the Rating Agencies, a certificate which (1) confirms that no Event of Default exists at the time of the Rejectable Substitution Offer or on the applicable Lease Termination Date, (2) states that all conditions precedent relating to such Substitution set forth in this Lease and, as required by the Indenture, set forth in the Indenture, have been complied with, (3) states that the representations and warranties contained in the closing certificate delivered by it pursuant to the Loan Agreement and in any Operative Documents (as defined in the Indenture and as amended in connection to the Substitution) to which it is a party are true and correct in all material respects on and as of the Lease Termination Date on which the Substitution is concluded, with respect to itself, the Operative Documents to which it is a party (including any amendment or supplement thereto in connection with such Substitution) and the Substitute Project, and (4) contains such other representations and warranties as Landlord or, as required by the Indenture, Lender or the Rating Agencies, may require, provided that such other representations and warranties are generally consistent with the representations and warranties given in connection with the execution and delivery of the Lease. If any such certificate cannot be given because it would be inaccurate, such certificate shall disclose the inaccuracy of such representation and warranty and such certificate shall be acceptable if the disclosure therein would be reasonably satisfactory to a prudent lending institution making a loan similar to the Loan. As required by the Indenture, any such certificate shall be in form and substance satisfactory to the Rating Agencies;

(xviii)                      Tenant shall have delivered to Landlord and Lender (1) updates certified by Tenant of all organization documentation related to such entity and/or the formation, structure, existence, good standing and/or qualification to do business of such entity similar to that delivered to Lender in connection with the origination of the Loan; (2) good standing certificates, or certificates of qualification to do business in the jurisdiction in which the Substitute Project is located (if required in such jurisdiction) and (3) evidence of the authority of such entity to undertake the Substitution and any actions taken in connection with such substitution;

(xix)           Tenant shall have delivered, and shall have caused each Guarantor to deliver, to Landlord, Lender and the Rating Agencies (1) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Substitute Project is located, which counsel and which forms of opinion are acceptable to Landlord and, as required by the Indenture, to the Rating Agencies and, as required by the Indenture, which would be reasonably satisfactory to a prudent lending institution making a loan similar to the Loan, stating that (A) the Operative Documents entered into by Tenant or by such Guarantor delivered pursuant to this Lease and the Indenture with respect to the Substitute Project are legal, valid, binding and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and (B) that Tenant and each Guarantor is qualified to do business in good standing under the laws of the j uris diction where the Substitute Project is located or that such entity is not required by applicable law to qualify to do business in such jurisdiction, (2) an opinion of the respective counsel for Tenant and each Guarantor acceptable to Landlord and, as required by the Indenture, to the Rating Agencies and, as required by the Indenture, which would be reasonably satisfactory to a prudent lending institution making a loan similar to the Loan stating that the Operative Documents entered into by Tenant or by such Guarantor with respect to the Substitute Project were duly authorized, executed and delivered by such entity and that the execution and delivery of such Operative Documents and the performance by such entity of its respective obligations thereunder will not cause a breach of, or a default under, any agreement document or instrument to which it is a party or to which it or its properties are bound; and (3) as required by the Indenture, an opinion or counsel acceptable to the Rating Agencies stating that the Substitution and the related transactions do not constitute a fraudulent conveyance under applicable bankruptcy and insolvency laws;

(xx)           Tenant shall have delivered to Landlord and Lender such additional documents, similar to those required in connection with the execution and delivery of this Lease and the Indenture, as Landlord or, as required by the Indenture, Lender may reasonably request or, as required by the Indenture, in such form as required by the Rating Agencies, to enable them to determine compliance with the terms of this Lease and the Indenture;

(xxi)           As required by the Indenture, Tenant shall have caused Lender to receive such other and further approvals, opinions, documents and information in connection with the Substitution as the Rating Agencies may have requested;

(xxii)           All reasonable expenses of Lender and, on an after-tax basis, all reasonable expenses of Landlord shall be paid in connection with the Substitution, including, without limitation, title charges, transfer tax charges, recording charges, filing fees, taxes, mortgage and intangible taxes, documentary stamp taxes and other related expenses, reasonable legal fees and expenses, appraisal fees, survey costs, income taxes, if any, as a result of the Substitution, costs for Phase I (and, if necessary, Phase II) environmental audits, and all other costs necessary to provide documentation to Landlord and Lender meeting the requirements of Sections 3.3 and 3.4 of this Lease with respect to Substitution and at least equal to the documentation received by Landlord and Lender upon acquisition of the original Premises and the financing thereof and as the Rating Agencies may require. Tenant shall have paid all costs, expenses and fees, if any, of the Rating Agencies incurred in connection with the Substitution.

(xxiii)                      There shall have delivered to Landlord and Lender the following with respect to the Residual Value Insurer and the Residual Value Policy: (1) a certificate of the Residual Value Insurer stating that the representations and warranties contained in the closing certificate delivered by it pursuant to the Loan Agreement are true an correct in all material respects on and as of the date on which the Substitution is concluded with respect to itself and any amendment or supplement to the Residual Value Policy in connection with such Substitution and containing such other representations and warranties as lender or the Rating Agencies may require, (2) an incumbency certificate with respect to the Residual Value Insurer substantially in the form delivered in connection with the issuance of the Residual Value Policy, and (3) an opinion of counsel of Residual Value Insurer acceptable to the Rating Agencies stating that the amendment or supplement to the Residual Policy delivered by Residual Value Insurer with respect to the Substitute Project is duly authorized, executed and delivered by the Residual Value Insurer and is legal, valid, binding and enforceable in accordance with its terms, and that the execution and delivery thereof and performance by the Residual Value Insurer of its obligations under the Residual Value Policy in connection therewith will not cause a breach of, or default under any agreement, document or instrument to which the Residual Value Insurer is a party or by which it or its properties or bound and covering such other matters as may be required by the Rating Agencies.

(e)           Upon satisfaction of the conditions for Substitution set forth above, Landlord shall, on the applicable Lease Termination Date, convey title to the Replaced Project to Tenant subject only to the Permitted Exceptions (which shall not include any mortgage created by Landlord) and any other liens, charges, restrictions or encumbrances created by Tenant or any of its creditors, employees, contractors, agents or created by Landlord pursuant to the express terms hereof or with Tenant's consent, in exchange for the Substitute Project, which shall be transferred to Landlord subject only to the encumbrances listed in the title insurance policy referred to in Section 3.4(d) above.

(f)            If a Substitute Project is substituted for a Replaced Project, the following modifications shall be made to the Schedules: (i) the legal description for the Substitute Project shall be substituted for the legal description of the Replaced Project on Schedule A; (ii) the Permitted Exceptions for the Substitute Project shall be substituted for the Permitted Exceptions of the Replaced Project on Schedule B; (iii) Schedule C shall not be revised; (iv) Schedule D shall not be revised; and (E) the Substitute Project shall be substituted for the Replaced Project in Schedule F, but the numbers in Schedule F shall not be revised.

(g)           Upon a Substitution, the lien of any Indenture shall be released from the Replaced Project and recorded as a lien against the Substitute Project. In the event of such a Substitution, on the applicable Lease Termination Date, the Net Proceeds, if any, payable in connection with the Major Casualty or Major Condemnation (or the right to receive the same when made if payment therefor has not yet been made) shall, notwithstanding anything to the contrary contained in Section 3.2, be assigned and/or turned over to the Tenant on the closing of the title for the Substitute Project, provided that all amounts payable to Landlord in connection with such a Substitution have been paid.

3.5           Rejection of Rejectable Offer or Rejectable Substitution Offer.

(a)           If the Landlord rejects a Rejectable Offer with respect to a particular Project by a written notice given to the Tenant within the time period set forth in Section 3.3, then this Lease shall terminate on the Lease Termination Date with respect to that Project (and the Basic Rent shall be reduced as set forth in Section 3.1(c)) and any Net Proceeds (other than those specifically relating to the Tenant's Personal Property), if any, payable in connection with a Major Casualty or Major Condemnation (or the right to receive the same when made if payment therefor has not yet been made) shall be assigned or paid and belong to the Landlord, and, in addition, the Tenant shall pay to the Landlord an amount equal to any deductible or self insurance amount in effect under the policy or policies insuring the risk relating to such Major Casualty or Maj or Condemnation, all Basic Rent accrued as of such Lease Termination Date and all other amounts then accrued or due and payable by the Tenant under this Lease with respect to the applicable Project. During such time as an Indenture encumbers a particular Project, no rejection of a Rejectable Offer with respect to that Project shall be effective unless countersigned by the Lender.

(b)           If the Landlord rejects a Rejectable Substitution Offer with respect to a particular Project by a written notice given to the Tenant within the time period set forth in Section 3.3, then this Lease shall terminate on the Lease Termination Date with respect to that Project (and the Basic Rent shall be reduced as set forth in Section 3.1(c)) and, in addition, the Tenant shall pay to the Landlord all Basic Rent accrued as of such Lease Termination Date and all other amounts then accrued or due and payable by the Tenant under this Lease with respect to the applicable Project. During such time as an Indenture encumbers a particular Project, no rejection of a Rejectable Substitution Offer with respect to that Project shall be effective unless countersigned by the Lender. It is specifically understood that a failure to meet the conditions for Substitution set forth in Section 3.4 is not a rejection of a Rejectable Substitution Offer, but such failure shall be handled in accordance with the provisions of Section 3.4(b).

3.6           Less than Major Condemnation or Casualty.

(a)            If, after a Condemnation or Casualty, Tenant is not permitted to give or, if permitted, does not give notice of its intention to terminate this Lease with respect to a particular Project as provided in Section 3.2 (and is not required to give such notice pursuant to Section 3.2), then this Lease shall continue in full force and effect and Tenant shall, at its expense, promptly rebuild, replace or repair the Premises in conformity with the requirements of Sections 2.5 and 3.8 so as to restore the applicable Proj ect (in the case of Condemnation, as nearly as practicable) to the condition and fair market value thereof immediately prior to such occurrence (or if the Project was under renovation at such time, to the condition and fair market value thereof at the time of completion of renovation). Prior to any such rebuilding, replacement or repair, Tenant shall deliver its reasonable estimate of the cost thereof, which shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld (the cost approved by Landlord is referred to as the "Restoration Cost").

(b) If the repair constitutes a Material Alteration, the Restoration Cost must be confirmed by an architect reasonably acceptable to Landlord (an "Architect"), and if the Restoration Cost is more than the amount of Net Proceeds, the Tenant shall (unless (x) no Event of Default shall have occurred and be continuing, (y) at such time, and thereafter until completion of such Material Alterations, Tenant or a Guarantor has a solicited long term unsecured debt rating of (i) BBB or better by Standard & Poors Rating Group, or any successor thereto, (ii) Baa2 or better by Moody's Investors Service Inc., or any successor thereto (if Tenant or a Guarantor then has a solicited long term unsecured debt rating by Moody's Investors Service Inc., or any successor thereto), (iii) BBB or better by Fitch IBCA, Inc., or any successor thereto (if Tenant or a Guarantor then has a solicited long term unsecured debt rating by Fitch IBCA, Inc., or any successor thereto), and (iv) BBB or better by Duff & Phelps Credit Rating Co., or any successor thereto (if Tenant or a Guarantor then has a solicited long term unsecured debt rating by Duff & Phelps Credit Rating Co., or any successor thereto), herein, an "Investment Grade Rating"), and (z) the Restoration Cost does not exceed the Net Proceeds by more than $1,500,000 (as adjusted for changes in the consumer price index)) deliver or cause to be delivered to Landlord or, if required by the Indenture, Lender (i) cash collateral in an amount equal to such excess, or (ii) an unconditional, irrevocable, clean sight draft letter of credit, in form and substance, and issued by a bank, acceptable to Landlord and, if required by the Indenture, Lender, in their respective reasonable discretion, in the amount of such excess, or (iii) a bond in form and from an institution reasonably acceptable to Landlord and, if required by the Indenture, Lender, in the amount of such excess; or (iv) evidence acceptable to Landlord and, if required by the Indenture, Lender, that the excess has been expended in performing the restoration work prior to any funds being drawn from the Net Proceeds.

(c)           Tahe Restoration Cost shall be paid first out of Tenant's own funds to the extent that the Restoration Cost exceeds the Net Proceeds payable in connection with such occurrence, after which expenditure Tenant shall be entitled to receive the Net Proceeds, but only against certificates of Tenant (and lien releases and other items generally and reasonably required in connection with disbursement of construction loan or insurance proceeds) delivered to Landlord from time to time as such work or rebuilding, replacement and repair progresses, each such certificate describing the work for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work. To the extent that the Indenture requires that Tenant deliver its portion of the Restoration Costs to Lender (or other security acceptable to Lender), Landlord hereby instructs Tenant to deliver the same to Lender. In addition, in such event the Restoration Cost shall be disbursed in accordance with the procedure set forth in Section 3.6(e) below. If the Net Proceeds relate to a Casualty, any Net Proceeds remaining after final payment has been made for such work and after Tenant has been reimbursed for any portions it contributed to the Restoration Cost shall be retained by Tenant. If the Net Proceeds relate to a Condemnation and the Net Proceeds remaining after final payment for the work are less than $100,000, any such Net Proceeds remaining after final payment has been made for such work and after Tenant has been reimbursed for any portions it contributed to the Restoration Cost shall be retained by Tenant and no adjustment shall be made in the Basic Rent. If the Net Proceeds relate to a Condemnation and the Net Proceeds remaining after final payment for the work and reimbursement of funds contributed by Tenant to such Restorations Cost are $100,000 or more, Net Proceeds in the amount of $100,000 shall be retained by Tenant and any excess shall be retained by Landlord. In the event of any temporary Condemnation, this Lease shall remain in full force and effect and so long as no Event of Default shall have occurred and be continuing the Net Proceeds allocable to such temporary Condemnation shall be paid to Tenant, unless such Net Proceeds from temporary Condemnation are in excess of $500,000, in which event the amount of such Net Proceeds in excess of $500,000 from temporary Condemnation shall be delivered to Landlord or, if required by the Indenture, Lender, to be applied towards the payment of Basic Rent as the same becomes due (with any balance delivered to Tenant, except that such portion of the Net Proceeds allocable to the period after the expiration or termination of the term of this Lease shall be paid to Landlord). If the cost of any rebuilding, replacement or repair required to be made by Tenant pursuant to this Section 3.6 shall exceed the amount of such Net Proceeds, the deficiency shall be paid by Tenant. Tenant shall not be entitled to disbursements of the Net Proceeds if an Event of Default has occurred and is continuing.

 (d)           The Basic Rent and the Additional Rent payable under the provisions of this Lease shall not be affected, altered or reduced by any Casualty or Condemnation (except as specifically set forth in Section 3.1 with respect to a termination of the Lease upon payment of the amounts required therein). Tenant's obligation to continue to pay Basic Rent and Additional Rent shall continue notwithstanding any such Condemnation or Casualty.

(e) If the Restoration Costs are required to be held by Landlord or Lender pursuant to this Lease, then, as long as the Indenture is outstanding, Landlord hereby directs that such Net Proceeds shall be held by Lender and shall be paid out from time to time to Tenant as the work progresses (less any cost to Lender or Landlord of recovering and paying out such proceeds, including, without limitation, reasonable attorneys', trustees' or escrow fees relating thereto and costs allocable to inspecting the work and the plans and specifications therefor), subject to each of the following conditions:

(i)           Each request for payment shall be made on not less than ten (10) Business Days' prior notice to Landlord and Lender, and shall be accompanied by an officer's certificate (or if such work is being performed under the supervision of an Architect, by a certificate of such Architect), stating (A) in the case of an officer's certificate only, that no Event of Default exists hereunder, (B) that, based upon an inspection of the applicable Project, all of the work completed has been done in substantial compliance with the approved plans and specifications, if required, (C) that the sum requested is validly required to reimburse Tenant for payments by Tenant, or is validly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Landlord or Lender, as the case may be, does not exceed the value of the work done to the date of such certificate, (D) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the applicable Project, that title to the personal property items covered by the request for payment is vested in Landlord or Tenant, as applicable, and (E) the remaining cost to complete such work and that the remaining amount held by Landlord or Lender, as the case may be, (together with any amounts contemporaneously deposited by Tenant with Landlord or Lender in connection therewith) shall be sufficient to cover such cost of completion; provided, however, that if such certificate is given by an Architect, such Architect shall certify as to clause (B) above, and Tenant shall certify as to the remaining clauses above, and provided, further, that neither Landlord nor Lender shall be obligated to disburse such funds if it determines, in its reasonable discretion, that Tenant shall not be in compliance with this Section 3.6(e)(i). Additionally, each request for payment shall contain a statement signed by Tenant approving both the work done to date and the work covered by the request for payment in question.

(ii)           Each request for payment shall be accompanied by waivers of lien reasonably satisfactory to Landlord and Lender covering that part of the work for which payment or reimbursement has been made as of the date shown on the current request and, if required by Landlord or Lender, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to Landlord and Lender that there has not been filed with respect to the applicable Project any mechanics, or other lien or instrument for the retention of title relating to any part of the work not discharged of record and such other contractors' affidavits, plots of survey and evidence of cost, payment and performance as Landlord or Lender may reasonably request and approve. Additionally, as to any personal property covered by the request for payment, Landlord and Lender shall be furnished with evidence of payment therefor and such further evidence satisfactory to assure Lender of its valid first lien on and security interest in the personal property.

(iii)           Landlord and Lender, and their respective architects or duly authorized construction representatives, shall have the right to inspect the work at all reasonable times upon reasonable prior notice and may condition any disbursement of Net Proceeds upon the satisfactory completion, as determined in the reasonable discretion of Landlord and Lender, of any portion of the work for which payment or reimbursement is being requested. Neither the approval by Lender or Landlord of any required plans and specifications for the work nor the inspection by Lender or Landlord of the work shall make Lender or Landlord responsible for the preparation of such plans and specifications or the compliance of such plans and specifications, or of the work, with any applicable Legal Requirement, covenant or agreement.

(iv)           Net Proceeds shall not be disbursed more frequently than once every thirty (30) days. No disbursement made prior to final completion of any item of work shall cause the aggregate amount disbursed with respect to such item of work to exceed 90% of the value of the portion of such item of work which has been completed if, at the time of such disbursement, (x) an Event of Default has occurred and is continuing, or (y) neither Tenant nor Guarantor has an Investment Grade Rating.

        (v)           So long as an Event of Default shall have occurred and be continuing, Landlord (or Lender, if allowed by the Indenture), may apply any Net Proceeds held by it to continue the restoration and repair of the applicable Project or such Net Proceeds may be applied to pay or prepay, in whole or in part, any indebtedness secured by the Indenture.

Net Proceeds held by Landlord or Lender in accordance with this Section shall be held in an interest bearing account if (A) such an account is available at the institution at which Landlord or Lender, as the case may be, holds such Net Proceeds, and (B) Landlord or Lender, as the case may be, determines, in its reasonable j udgment, that holding the Net Proceeds in such an account is practical under the then existing circumstances. Any interest earned on the Net Proceeds shall be a part of the Net Proceeds, and shall be disbursed in accordance with this Lease.

(f)            Notwithstanding any other provision of this Section, if either Tenant or a Guarantor is then currently maintaining an Investment Grade Rating and in Tenant's reasonable judgmentthe cost of the Work (as hereinafter defined) is less than $500,000 with respect to any one casualty or partial condemnation (and the cost of all outstanding Work for all Projects is less than $1,000,000), such Work can be completed in less than one hundred twenty (120) days (subject to Force Majeure) and no Event of Default has occurred and is continuing and if allowed pursuant to the provisions of the Indenture, then Landlord, upon request by Tenant, shall permit Tenant to apply for and receive the Net Proceeds directly from the insurer or payor thereof (and Landlord shall advise such insurer or payor and Lender to pay over such Net Proceeds directly to Tenant), provided that Tenant shall promptly and diligently commence and complete such Work in a good and workmanlike manner.

(g)           If an Event of Default shall have occurred and be continuing or if Tenant (i) shall fail to submit to Landlord for approval plans and specifications (if required pursuant to Section 3.6(b) hereof) for the Work (approved by the Architect and by all governmental authorities whose approval is required), (ii) after any such plans and specifications are approved by all such governmental authorities, the Architect, Landlord and Lender, shall fail to commence promptly such Work, (iii) after Lender or Landlord has released the Net Proceeds to the extent provided for hereunder, shall fail to diligently prosecute such Work to completion, or (iv) materially fail in any other respect to comply with the Work obligations under this Section 3.6, then in addition to all other rights available hereunder, at law or in equity, Landlord or Lender, or any receiver of the applicable Project or any portion thereof, upon fifteen (15) days prior written notice to Tenant (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as either Landlord or Lender deems advisable (but such performance shall not cure the default of Tenant). In addition, Tenant acknowledges that if an Event of Default shall have occurred and be continuing, Lender may apply any Net Proceeds towards payment of the Indenture, which payment shall not relieve Tenant of any of its obligations hereunder. Tenant hereby waives, for Tenant and all others holding under or through Tenant, any claim, other than for gross negligence or willful misconduct (subject to the provisions of Section 10.18(b)), against Landlord and Lender and any receiver arising out of any act or omission of Landlord or Lender or such receiver pursuant hereto, and Landlord or Lender may apply all or any portion of the Net Proceeds (without the need to fulfill any other requirements forth in this Section 3.6) to reimburse Landlord or Lender or such receiver, for all amounts incurred in connection with the Work, and any costs not reimbursed to such parties shall be paid by Tenant to Landlord (or such other party) on demand, together with interest thereon at the Rate from the date such amounts are advanced until the same are paid by Tenant.

3.7           Insurance.

(a)           Tenant will maintain insurance on each of the Projects of the following character:

(i)            Insurance with respect to the Improvements against all perils included within the classification "All Risk of Physical Loss", covering such risks as shall be customarily insured against with respect to improvements similar in construction, location and use including by way of example, earthquake, flood, sprinkler leakage, debris removal, cost of demolition, malicious mischief, water damage, boiler and machinery explosion or damage and the like, with extended coverage, and in amounts not less than the greater of (x) 100% of the actual replacement cost of the Improvements (exclusive of foundations and excavations), without regard to depreciation, and (y) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Landlord, Lender or any other insured thereunder from being deemed to be a co-insurer. If as of the date hereof, or at any time during the term of this Lease, a Project is not in compliance with all Legal Requirements such that in the event of a partial or total casualty or destruction such Legal Requirements would prohibit Landlord or Tenant from restoring or rebuilding the Project to the specifications and condition of such Project prior to such casualty or destruction, then Landlord or Tenant shall be required to carry agreed value insurance.

(ii)           Worker's compensation insurance (including employers' liability insurance, if requested by Landlord or, as required by the Indenture, Lender) to the extent required by the law of the state in which the applicable Project is located.

(iii)           Flood insurance in an amount equal to the full Replacement Cost of the applicable Project or the maximum amount available through National Flood Program or any successor program, whichever is less, if all or any portion of the Improvements related to that Project are located in an area which has been designated by the Secretary of Housing and Urban Development or by the Federal Emergency Management Agency as having special flood hazards, and if flood insurance is available under the National Flood Insurance Act.

(iv)            If such Project or any part thereof is situated in an area now or subsequently designated as a "Zone 1 or Zone 2 Earthquake Zone" by the U.S. Geological Survey, earthquake insurance in an amount equal to the replacement cost of the applicable Improvements or the maximum amount of earthquake insurance available, whichever is the lesser.

(v)           During any period during which construction is conducted on a Project and during which period the construction and materials are not covered by the existing policies, premium prepaid insurance policies covering such Project (which during construction shall be on an "Ail-Risk" perils, including theft, "Builder's Risk," "Completed Value" form) in amounts equal to the replacement costs of the Improvements (including construction materials and personal property on or off site) covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form, which contains a 1987 Commercial ISO "Causes of Loss-Special Form," with coverage for such other expenses as Landlord or, as required by the Indenture, Lender may reasonably require. Such insurance shall contain an agreed amount endorsement (such amount to include foundation and underground pipes) and bear a 100% co-insurance clause. Said policies shall contain a permission to occupy endorsement.

(vi)           Such other insurance as may from time to time be reasonably required by Landlord or, as required by the Indenture, by Lender in order to protect their respective interests, provided that such insurance is then customarily maintained by prudent budget motel operators, managers or owners or is then customarily required by prudent lenders with respect to mortgage loans secured by budget motel properties.

(vii)           During any period when construction is conducted on a Project, worker's compensation, employers' liability, commercial auto liability, and commercial general liability insurance (including contractual liability and completed operations coverage) for each general contractorwritten on a 1986 or 1993 standard "ISO" occurrence basis form or equivalent and excess umbrella coverage, carried during the course of construction, with general liability insurance limits of at ]cast $5,000,000 combined single limit for bodily injury or death to any one person, $10,000,000 for bodily injury or death to any number of persons in respect of any one accident or occurrence and $1,000,000 for property damage in respect of one accident or occurrence, with coverage for blanket contractual, personal injury, bodily injury and property damage of not less than $50,000,000 single limit coverage, or such greater limits as may be required from time to time by Landlord or, as required by the Indenture, Lender consistent with insurance coverage on properties similarly constructed, occupied and maintained.

Tenant shall also maintain with respect to the Premises commercial general public liability insurance insuring Tenant, with Landlord and Lender as additional insureds, against all claims for damages to person or property or for loss of life or of property occurring upon, in, or about any Project, with coverage for blanket contractual, personal injury, bodily injury and property damage of not less than $50,000,000 combined single limit coverage per occurrence in the aggregate in any given policy year, or such greater limits as may be required from time to time by Landlord or, as required by the Indenture, Lender consistent with insurance coverage on properties similarly constructed, occupied and maintained in the limited service budget motel sector. In the event that the aggregate of (i) claims paid pursuant to such policy of commercial general public liability insurance in any policy year and (ii) final, non-appealable judgments payable by the insurer pursuant to such policy of commercial general public liability insurance in such policy year, shall cause the remaining coverage available under such policy to be less than $25,000,000, (i) Tenant shall promptly notify Landlord and, as required by the Indenture, Lender thereof, and (ii) Tenant shall, within sixty (60) days thereafter, obtain additional commercial general public liability insurance complying with the requirements of this paragraph in an amount which will cause the aggregate commercial general public liability insurance coverage available to be not less than $50,000,000 combined single limit coverage per occurrence in the aggregate in such policy year, or such greater limits as may be required from time to time by Landlord or, as required by the Indenture, Lender consistent with insurance coverage on properties similarly constructed, occupied and maintained in the limited service budget motel sector.

(b)           Such insurance shall be issued by companies authorized to transact business in the state in which the applicable Project is located and having an Alfred M. Best Company rating of "A" or better and financial size category of not less than X, and a Standard & Poor's rating of "A" or better as to claims paying ability, provided that with respect to worker's compensation insurance such insurance company must have an Alfred M. Best Company rating of "A" or better and financial size category of not less than VIII. No liability insurance policy maintained by Tenant hereunder shall provide for a deductible or self-insured retention in excess of $250,000, unless either Tenant or a Guarantor then maintains an Investment Grade Rating, and no Event of Default shall have occurred and be continuing, in which event the retention shall not be in excess of $1,000,000. No casualty or other insurance policy maintained by Tenant (other than liability policies) hereunder shall provide for a deductible or self insured retention in excess of $250,000. However, if either Tenant or a Guarantor then maintains an Investment Grade Rating and no Event of Default shall have occurred and be continuing, the retention shall not be in excess of the following amounts: (i) $500,000 for general property damage; (ii) $500,000 for boiler damage; (iii) $250,000 for flood damage; (iv) with respect to earthquake damage, 10% of the value of any particular Project, with a total retention for all applicable Projects owned or leased by Tenant equal to $2,500,000; and (v) with respect to wind (including hurricane) damage, 10% of the value of any particular Project, with a total retention for all applicable Projects owned or leased by Tenant equal to $1,000,000. Originals or certified copies of all insurance policies (or amendments thereto) shall be delivered to Landlord and Lender by Tenant promptly upon Tenant's receipt thereof and in no event later than 90 days after the effective date thereof; original binders or original or certified certificates evidencing such policies (or amendments) and bearing notations evidencing the payment of premiums therefor shall be delivered to Landlord and Lender by Tenant no event later than ten (10) days prior to the effective date of such policies (or amendments). Tenant shall, promptly upon receipt but in no event later than ten (10) days prior to the expiration date of any of the insurance policies required to be maintained pursuant to this Lease, deliver to Landlord and Lender originals or certified copies of certificates evidencing the renewal of such policies bearing notations evidencing the payment of premiums.

(c)           Every such policy (other than any general public liability, auto liability or worker's compensation policy) shall bear a mortgagee's loss payable clause or a mortgagee endorsement in favor of the mortgagee or beneficiary (whether one or more, and together with its or their successors and assigns, the "Lender") under each mortgage, deed of trust or similar security instrument creating a lien on the interests of Landlord in the Premises (whether one or more, the "Indenture"), and any loss under any such policy shall be payable to the Lender which has a first lien on such interests (if there is more than one first Lender, then to the trustee for such Lenders) to be held and applied pursuant to this Article 3.

(d)           All such insurance (other than any worker's compensation policy) shall be endorsed to provide that:

(i)            such insurance will not be canceled or amended except after 30 days' written notice to Landlord and Lender and that it shall not be invalidated by any act or negligence of Landlord, Tenant or any person or entity having an interest in the Premises, nor by occupancy or use of the applicable Projects purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to a Project, nor by change in title to or ownership of a Project;

(ii)            the Landlord and Lender are each an additional insured with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums, but excluding any obligation of the insured to cooperate with any insurer or any insurer's representative in the investigation, defense or settlement of any claim covered under such insurance) shall be the sole obligation of Tenant and not that of any other insured;

(iii)            all insurance proceeds payable under any policy of property sprinkler or flood insurance with respect to the Premises shall be paid to Lender (or if no Lender exists, to Landlord);

(iv)           the interests of the Lender shall not be invalidated by any action or inaction of the Landlord, Tenant or any other person, and such insurance shall insure the Lender regardless of any breach or violation by the Tenant, the Landlord or any other person of any warranties, declarations or conditions contained in the policies relating to such insurance or application therefor;

(v)           the interests of Landlord shall not be invalidated by any action or inaction of the Tenant or any other person, and such insurance shall insure the Landlord regardless of any breach or violation by the Tenant or any other person of any warranties, declarations or conditions contained in the policies relating to such insurance or application therefor;

(vi)            the insurer thereunder waives all rights of subrogation against the Lender and Landlord and waives any right of set-off and counterclaim and any other right of deduction, whether by attachment or otherwise;

(vii)           such insurance shall be primary to Tenant without right of contribution from any other insurance carried by or on behalf of the Tenant with respect to Tenant's operation only or the Landlord or the Lender or any other person with respect to its interest in a Project;

(viii)           all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

(e)           Tenant shall deliver to Landlord and Lender copies of the applicable insurance policies (upon request therefor) or certificates evidencing renewal and original or duplicate certificates of insurance (without any necessity for request), satisfactory to and permitting reliance thereon by Landlord and Lender, evidencing the existence of all insurance which is required to be maintained by Tenant hereunder, such delivery to be made (i) upon the execution and delivery hereof and (ii) at least 3 0 days prior to the expiration of any such insurance. In the event of any transfer by Landlord of Landlord's interest in the Premises or any financing or refinancing of Landlord's interest in any Project, Tenant shall, upon not less than ten (10) days' prior written notice, deliver to Landlord or any Lender providing such financing or refinancing, as the case may be, certificates of all insurance required to be maintained by Tenant hereunder naming such transferee or such Lender, as the case may be, as an additional named insured to the extent required herein effective as of the date of such transfer, financing or refinancing. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 3.7 unless Landlord is an additional named insured therein and unless there is a Lender endorsement in favor of Lender with loss payable as provided herein. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord and Lender the policies or certificates evidencing the same. Any insurance required hereunder may be provided under blanket policies provided that the Premises and the applicable coverage applicable thereto are specified therein.

(f)           Any loss under any property damage insurance required to be maintained by Tenant shall be adjusted by Landlord and Tenant pursuant to the provisions of Section 3.2(a), provided, however, if an Event of Default shall have occurred and be continuing, Landlord shall have the sole right to make such adjustment and collection, but Tenant shall be entitled to any proceeds relating to Tenant's Personal Property (subject to Landlord's right to offset any amounts owed to Landlord under this Lease).

(g)           If Tenant fails to maintain and deliver to Landlord the original policies and certificates of insurance required by this Lease, Landlord may, at its option, procure such insurance, and Tenant shall reimburse Landlord in the amount of all such premiums thereon promptly, upon demand by Landlord, with interest thereon at the Rate from the date paid by Landlord to the date of repayment; provided, however, that this sentence shall not prevent any default under this Section 3.7 from becoming an Event of Default.

(h)          The requirements of this Section 3.7 shall not be construed to negate or modify Tenant's obligations under Section 2.4.

3.8           Alterations.

(a)            Tenant may, at its expense, make additions to and alterations of the Improvements, and construct additional improvements (collectively, "Alterations"), provided that (i) the fair market value, utility and useful life of the applicable Project shall not be reduced or lessened in any material respect thereby, (ii) such Alterations shall be expeditiously completed in a good and workmanlike manner, free and clear of liens and encumbrances, and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Tenant hereunder, (iii) Tenant shall not make any Alterations in violation of the terms of any restriction, easement, condition, covenant or other matter affecting title to or use of a Project and (iv) no Material Alterations (as hereinafter defined), shall be made unless Landlord's prior written consent shall have been obtained, which consent shall not be unreasonably withheld, delayed or conditioned, unless an Event of Default shall have occurred and be continuing in which case such consent maybe withheld by Landlord in its sole discretion. "Material Alteration" is defined as either (A) Structural Work (as hereinafter defined), or (B) a demolition of any material portion of the Improvements, or (C) Alterations which would materially and adversely affect the building systems or equipment, or (D) Work which involves the construction of a shared common or party wall on a property line which separates a Project from adjacent land, or (E) Work for which the Estimated Cost is in excess of $500,000 for any particularProject or which would cause Work then being conducted for all Projects to exceed $1,000,000, excluding, for purposes of this clause (E) only, Work consisting of renovations effected pursuant to Room of the 90's Plans and Specifications (as hereafter defined) and such other Work effected pursuant to standard renovation plans that have previously been approved by Landlord, and as required by the Indenture, Lender (it being understood that any request for such approval shall not be considered unless each of Landlord and Lender has received detailed plans and specifications, and other information with respect to the proposed renovations as maybe reasonably requested). "Structural Work" is defined as Work which involves in any material respect any roof, load-bearing wall, structural beams, columns, supports, foundation or any other structural element of the Premises. "Estimated Cost" is defined as the estimated cost of materials, construction and labor (not including architects, engineers or other professionals), as estimated by a licensed Architect (or if not required to be estimated by an Architect, as reasonably estimated by Tenant), which estimate together with a complete description of the Work and all related work shall be delivered to, and such estimate and description reasonably approved by, Landlord and, as required by the Indenture, Lender, before the commencement of any Work hereunder. In addition to the limitations set forth in (i) through (iv) above, Tenant agrees that all Alterations, Material Alterations, Structural Work, restoration, repair and any other work which Tenant shall be required or permitted to do under the provisions of this Lease (hereinafter collectively called the "Work") shall be performed in each case subject to the following:

(i)           Tenant shall not perform any Work which shall have a material adverse effect on the use or operation of any Project, as operated by Tenant as of the date hereof (except such adverse effect as shall occur during the period of time needed to complete the Work). Any Work when completed shall be of such a character as not to materially reduce the value of the affected Project below its value immediately prior to the commencement of such Work or damage to such Project necessitating such Work or change.

(ii)            Except with respect to adverse effects occurring during the period of time needed to complete the applicable Work, no Work shall be performed by Tenant if the same would materially reduce the usable square footage of the applicable Project, or would materially weaken, temporarily or permanently, the structure of the applicable Project or any part thereof, or reduce the permitted uses thereof under applicable zoning laws or impair other amenities of such Project.

(iii)           No Material Alterations shall be commenced until detailed plans and specifications (including layout, architectural, mechanical and structural drawings), prepared by an Architect shall have been submitted to and approved by Landlord, and no such Work shall be undertaken except under the supervision of the Architect. Landlord shall be deemed to have approved plans and specifications which are materially consistent with the plans and specifications for "Room of the `90's" previously delivered to Landlord ("Room of the `90's Plans and Specifications").

(iv)           The reasonable cost and expense paid to third parties (including Landlord's asset manager or, as required by the Indenture, any servicer retained by Lender) of Landlord's and Lender's respective (A) review of any plans and specifications required to be furnished pursuant to this Lease or (B) reasonable review/supervisionof any such Work shall be paid by Tenant to Landlord, within ten (10) days after demand, or, at the option of Landlord, as Additional Rent.

(v)           All Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its own cost and expense, and copies thereof delivered to Landlord. Landlord will, on Tenant's written request, promptly execute any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided that Tenant shall bear any expense or liability of Landlord in connection therewith; provided, however, that none of the foregoing shall, in any manner, result in a change in zoning or otherwise have a material adverse affect on the ability to use such Project as currently operated by Tenant.

(vi)            If the Work shall constitute a Material Alteration, it shall not be commenced until Tenant shall have obtained and delivered to Landlord, and as required by the Indenture, Lender, either (A) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in the state in which such Project is located and satisfactory to Landlord and, as required by the Indenture, Lender), each in an amount equal to the Estimated Cost of such Work and in form otherwise satisfactory to Landlord, and as required by the Indenture, Lender, or (B) such other security as shall be reasonably satisfactory to Landlord, and as required by the Indenture, Lender; provided, however, that if at the time the Work is commenced, either Tenant or a Guarantor then maintains and continues to maintain until such Work is completed an Investment Grade Rating and no Event of Default shall have occurred and be continuing and Estimated Cost of the Work does not exceed $1,500,000 (as adjusted for changes in the consumer price index), Tenant shall not be required to comply with this subsection (vi).

(vii)           All Work shall be performed in a good and workmanlike manner, and in accordance with all Legal Requirements, as well as any plans and specifications therefor which shall have been approved by Landlord. All Work shall be commenced and completed in a commercially reasonable manner.

(viii)           Subject to the terms of Section 2.6 hereof, the cost of all Work shall be paid promptly, in cash, so that the Premises and Tenant's leasehold estate therein shall at all times be free from (A) liens for labor or materials supplied or claimed to have been supplied to any Project or Tenant, and (B) chattel mortgages, conditional sales contracts, title retention agreements, security interest and agreements, and financing agreements and statements.

(ix)           Upon completion of any Work, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Work required by any governmental or quasi-governmental authority and shall furnish Landlord with copies thereof, and, if the Work constituted Material Alterations, together with "as-built" plans and specifications for such Work.

(x)          Any Work shall be subject to inspection at any time and from time to time by any of Landlord or, as required by the Indenture, Lender, their respective architect(s), or their duly authorized construction representatives, and if any such party upon any such inspection shall be of the opinion that the Work is not being performed in accordance with the provisions of this Section 3.8 or the plans and specifications, or that any of the materials or workmanship are unsound or improper, Tenant shall correct any such failure and shall replace any unsound or improper materials or workmanship. Anything contained herein to the contrary notwithstanding, any different procedure for the performance of Work which may be required under any Indenture shall take precedence over and be in addition to the procedures provided for in this Lease.

(xi)          Except as may be expressly provided to the contrary hereunder with respect to Severable Alterations or with respect to Tenant's Personal Property, all Alterations installed in or upon any Project at any time during the Term shall become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by notice to Tenant no later than ninety (90) days prior to the Expiration Date, elects to have the same removed or demolished by Tenant, in which event, the same shall be removed from the Project by Tenant prior to the termination of this Lease, at Tenant's expense. Tenant may expressly request in Tenant's written request for consent that Landlord determine its election prior to installation (which written request shall include the estimated cost of removal and restoration). Tenant shall immediately repair any damage to any Project caused by its removal of any of the Severable Alterations or Tenant's Personal Property or Alterations which remain the property of Tenant pursuant to the terms of this Section. All property permitted or required to be removed by Tenant at the end of the Term remaining in any Project after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from such Project by Landlord at Tenant's expense. The provisions of this Section shall survive the expiration or earlier termination of the Tenn.

(b)           Tenant may, at its cost and expense, install, or place upon or reinstall, or replace and remove from any Project any Tenant's Personal Property. Subject to and conditioned upon compliance with the provisions of Section 3.8(a) above, Tenant may make Alterations or undertake construction which requires sharing the use of existing facilities and utilities, provided that reciprocal easement agreements and joint use agreements allocate ownership, use and expenses to the reasonable satisfaction of Landlord, and provided that the same comply with the provisions of Section 3.10. No such construction shall impair the structural and functional integrity of any Project as an independent commercial property, in compliance with Legal Requirements, at the time the Alterations are made or at the end of the term of this Lease.

3.9           Severable.Alterations. Alterations that (1) are readily removable without causing damage to a Project by more than a minimal extent, (2) will not reduce the value, useful life or utility of the applicable Project in any material respect if removed, and (3) are not required for the lawful occupancy of the applicable Project are sometimes referred to herein as "Severable Alterations". Title to Severable Alterations will remain in Tenant unless the cost thereof shall have been paid or financed by Landlord. If Tenant does not purchase the applicable Project upon termination of this Lease with respect to such Project, Landlord shall have the right to purchase any or all such Severable Alterations for fair market value at the termination of this Lease, such fair market value to be determined by following the appraisal procedure set forth in Section 3.4(c)(i). It is specifically understood that the FF&E shall not, in any event, be considered to be Severable Alterations.

3.10           Easements.

(a)           Landlord agrees from time to time during the term of this Lease, at the request of Tenant, without additional consideration (1) to sell, assign, convey, or otherwise transfer an interest in any Project of a nature described in this Section 3.10 to any Person legally empowered to take such interest under the power of eminent domain which Person has indicated that it intends to so do, (2) to grant easements, licenses, rights of way and other rights and privileges in the nature of easements, of such nature, extent and duration as Tenant may reasonably request, provided that such easements, licenses, rights of way and other rights and privileges are customarily granted by prudent operators, managers or owners of motel properties similar to the Projects; (3) to release or relocate existing easements and appurtenances which are for the benefit of any Project; (4) to dedicate or transfer unimproved portions of a Project for road, highway or other public purposes; (5) to execute petitions to have a Project annexed to any municipal corporation or utility district; (6) to execute amendments to any covenants and restrictions affecting a Project; and (7) to execute and deliver any instrument necessary or appropriate to confirm or effect such grants, releases, dedication, transfer, petition or amendment to any person in each of the foregoing instances, the same to be without consideration, but only if (i) such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of business of Tenant on the applicable Project, (ii) such grant, release, dedication, transfer, petition or amendment does not materially impair the effective use of the Project for its intended purposes or materially and adversely affect its value, (iii) Tenant considers the consideration, if any, being paid for such grant, release, dedication, transfer, petition or amendment to be fair and adequate, (iv) for so long as this Lease is in effect, Tenant will perform all obligations, if any, of Owner under the applicable instrument, and (v) Landlord and Lender shall have received (W) a certificate from the appropriate officer of Tenant certifying as to the satisfaction of the conditions described in clause (i) through (v) above, (X) a duly authorized undertaking of Tenant and each Guarantor, in form and substance reasonably satisfactory to Landlord, to the effect that Tenant will remain obligated hereunder, and Guarantor will remain obligated under its guaranty of Tenant's obligations under this Lease, to the same extent as if such grant, release, dedication, transfer, petition amendment had not been made, (Y) evidence satisfactory to Landlord and, as required by the Indenture, Lender that the Residual Value Insurer will remain obligated under the Residual Value Policy to the same extent as if such grant, release, dedication, transfer, petition or amendment had not been made; and (Z) such instruments, certificates (including evidence of authority), surveys, title insurance policy endorsements, and opinions of counsel reasonably acceptable to Landlord, as Landlord may reasonably request. Any easement that imposes any obligation or liability on Landlord shall expressly provide that it is without recourse to Landlord (except to the extent of Landlord's interest in the Project), and that any lien arising by virtue of the nonperformance of obligations under such easement shall be subordinate to the lien of any Indenture. As required by the Indenture, the grant of any such easement shall be subject to Lender's consent, which consent shall not be unreasonably withheld or delayed. Tenant shall be responsible for the payment of all costs and expenses paid to third parties (including the reasonable costs and expenses of Landlord and Lender) incurred in connection with this Section 3.10. Subject to the provisions of Sections 3.2 and 3.6, any consideration received for the grants, releases, dedications, transfers, petitions or amendments outlined in this Section shall be the property of Landlord.

(b)           Without limiting the generality of any other provision of this Lease requiring payments of Additional Rent, if any Project is presently, or should at sometime in the future be, affected by an easement agreement, Tenant agrees during the term of this Lease (i) to perform all of the duties and obligations of Landlord under such easement agreement (including, without limitation, paying any and all costs, charges and assessments imposed thereunder), (ii) Tenant shall comply with, all of the terms, conditions, covenants, provisions, restrictions and agreements set forth in such easement agreement, (iii) that any obligation or liability arising under any such easement agreement shall be nonrecourse to Landlord (except to the extent of Landlord's interest in the Project and this Lease), (iv) that any lien against the Project arising by virtue of the nonperformance of obligations under such easement agreement shall be subordinate to the lien of any Indenture; and (v) to indemnify, defend and hold the Indemnified Parties harmless from and against every, any and all demands, claims and assertions of liability, or action relating to Tenant's failure to comply with the obligations set forth in this Section 3.10(b). Landlord agrees that it shall not (except as may be required by any governmental agency or in connection with any condemnation proceeding) enter into any easement without the prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed.

3.11            Furniture, Fixtures and Equipment. Tenant acknowledges that the FF&E is the property of Landlord and that Landlord has granted, and may hereafter grant, a security interest therein to Lender. Tenant hereby represents and warrants to Landlord that the FF&E is free and clear of any and all liens, security interests or other encumbrances as of the date hereof, other than the lien and security interest of the Indenture. Notwithstanding the foregoing, certain UCC-1 Financing Statements have been filed against Motel 6 Operating L.P. ("Seller"), who transferred the FF&E to Landlord. Tenant hereby agrees to cause to be delivered to Landlord and Lender confirmation (in form reasonably acceptable to Landlord and Lender) that any and all UCC-1 Financing Statements which affect or could affect the FF&E have been released no later than November 1, 1998. A failure to cause such release by such date shall constitute an Event of Default hereunder. In addition, Tenant hereby indemnifies Landlord and Lender and agrees to hold them harmless from and against any claims, damages or expenses resulting from any claim by any party that it has any claim to the FF&E prior to the claim of Landlord. Tenant hereby agrees to maintain the FF&E in good condition and repair, reasonable wear and tear excepted. In no event shall any of the Landlord's FF&E be discarded or removed from a Project unless suds FF&E is replaced by similar FF&E with a value at least equal to the value of the replaced FF&E.

3.12           Purchase Option.  Landlord hereby grants to Tenant an option (the "Purchase Option"), exercisable only during the Option Exercise Period (as hereinafter defined), to purchase all of the Projects then covered by this Lease (but not less than all of the Projects then covered by this Lease) for a purchase price equal to the Option Purchase Price, (as hereinafter defined). The "Option Exercise Period" shall be the period commencing on February 1, 2009 and ending on April 30, 2009. The Purchase Option may only be exercised by delivery during the Option Exercise Period from Tenant to Landlord and Lender of written notice (the "Option Notice") of the exercise of such Purchase Option. The exercise of the Purchase Option by Tenant shall be irrevocable. Upon exercise of the Purchase Option, the purchase shall be consummated on any Payment Date on or before August 1, 2009 (the "Purchase Option Closing Date"), provided that such Purchase Option Closing Date may be extended beyond August 1, 2009 to a subsequent Payment Date to allow Tenant to consummate the purchase if Tenant is diligently pursuing such consummation, and provided that in no event may the Purchase Option Closing Date be extended for more than ninety (90) days. On the Purchase Option Closing Date, the purchase of all Projects then subject to this Lease shall be accomplished in accordance with the provisions of Section 3.1, including, without limitation, the payment of the Option Purchase Price, the payment of all other costs and expenses outlined in said Section 3.1, and the delivery of the other items described in said Section 3.1 (it being understood that for purposes of satisfying the requirements of and complying with said Section 3.1, the Purchase Option Closing Date shall be considered to be a Lease Termination Date). Upon payment of the Option Purchase Price and all other costs and expenses required to be paid by Tenant as outlined in Section 3.1, and upon satisfaction of the other requirements set forth in Section 3.1 with respect to the purchase of the applicable Projects by Tenant, this Lease shall terminate. The "Option Purchase Price" shall be ninety six percent (96%) of the sum of the amounts set forth in Schedule G allocable to the respective Projects then subject to this Lease, plus (b) the Make-Whole Premium. In the event that Tenant does not deliver the Option Notice within the Option Exercise Period, Tenant shall have waived its right to exercise the Purchase Option. In the event that Tenant shall deliver the Option Notice, and thereafter fail to consummate the purchase of the Projects, Tenant shall be in default under this Lease and, in addition to any other remedies allowed Landlord hereunder, Landlord shall be entitled to an action for specific performance. In the event that Landlord shall default in its obligation to transfer the Project to Tenant under this Section 3.12, Tenant shall be entitled to enforce such obligation by an action for specific performance.

3.13           FMV Purchase Options. A. Landlord hereby grants to Tenant an option (the "FMV Purchase Option"), exercisable only during a FMV Option Exercise Period (as hereinafter defined), to purchase all of the Projects then covered by this Lease (but not less than all of the Projects then covered by this Lease) for a purchase price equal to the applicable FMV Option Price (as hereinafter defined). The "FMV Option Exercise Periods" shall be (a) the period commencing on July 1, 2016 and ending on October 31, 2016 if Tenant fails to exercise its option to extend the Primary Term of this Lease for the first Extended Term, and (b) the period commencing November 1, 2016 and ending April 30, 2017 if Tenant exercises its option to extend the Primary Term of the Lease for the first Extended Term. The FMV Purchase Option may only be exercised by delivery during a FMV Option Exercise Period from Tenant to Landlord and Lender of written notice (the "FMV Option Notice") of the exercise of such FMV Purchase Option which irrevocably specifies a Payment Date occurring no earlier than February 1, 2018 upon which the purchase shall occur (the "FMV Purchase Option Closing Date"). The FMV Option Notice must be accompanied by an appraisal showing the FMV of each of the Projects, prepared by an appraiser who is both a member of the American Institute of Appraisers and actively engaged in the appraisal of real property in the area where each such Project is located. The exercise of the FMV Purchase Option by Tenant shall be irrevocable. Upon exercise of the FMV Purchase Option, the purchase shall be consummated on the FMV Purchase Option Closing Date specified in the FMV Option Note. On the FMV Purchase Option Closing Date, the purchase of all Projects then subject to this Lease shall be accomplished in accordance with the provisions of Section 3.1, including, without limitation, the payment of the FMV Option Price, the payment of all other costs and expenses outlined in said Section 3.1, and the delivery of the other items described in said Section 3.1 (it being understood that for purposes of satisfying the requirements of and complying with said Section 3.1, the FMV Purchase Option Closing Date shall be considered to be a Lease Termination Date). Upon payment of the FMV Option Price and all other costs and expenses required to be paid by Tenant as outlined in Section 3.1, and upon satisfaction of the other requirements set forth in Section 3.1 with respect to the purchase of the applicable Projects by Tenant, this Lease shall terminate. The "FMV Option Price" shall be (A) equal to the greater of (i) ninety-two percent (92%) of the FMV (as hereinafter defined) and (ii) the Fixed FMV Option Amount (as hereinafter defined), if the conveyance of the Projects pursuant to the FMV Purchase Option occurs on or before May 1, 2018, and (B) equal b the greater of (i) the FMV and (ii) the Fixed FMV Option Amount, if the conveyance of the Projects pursuant to the FMV Purchase Option occurs after May 1, 2018. The "Fixed FMV Option Amount" shall be equal to the aggregate of the respective amounts set forth in Schedule J with respect to each Project subject to this Lease on the date of the conveyance of the Projects pursuant to the FMV Purchase Option. The "FMV" shall be equal to the value of a fee simple interest in all applicable Projects, unencumbered by this Lease or any Indenture (and in the condition required to be maintained pursuant to this Lease) and determined at the time in question. If Landlord is in agreement with the appraisals delivered by Tenant as outlined above, such appraisals shall be utilized to determine FMV. If Landlord gives Tenant written notice of its disapproval of an appraisal delivered by Tenant (to be delivered by Landlord within the thirty (30) days after receipt of the FMV Option Notice), FMV shall be determined in accordance with the following procedure:

(a)           within forty-five (45) days after the delivery of notice by Landlord that an appraisal is not acceptable, Landlord shall submit to Tenant an appraisal of the applicable Project(s), prepared by an appraiser who is both a member of the American Institute of Appraisers and actively engaged in the appraisal of real property in the area where such property is located; in addition, Landlord's appraiser and Tenant's appraiser referred to above shall jointly, within fifteen (15) days after delivery of notice by Landlord that an appraisal is not acceptable, choose a third appraiser who is a member of the American Institute of Appraisers who shall, within twenty (20) days after appointment, choose one of the two appraised values as the FMV. The FMV of the applicable Projects, as determined by the foregoing arbitration procedure, shall be binding upon both Tenant and Landlord. The fees and expenses of the appraisers shall be borne by Tenant.

(b)            the appraisers shall not, in making their appraisal of the Projects, attribute any value to any of Tenant's Personal Property.

In the event that Tenant does not deliver the FMV Option Notice within an FMV Option Exercise Period, Tenant shall have waived its right to exercise the FMV Purchase Option. In the event that Tenant shall deliver the FMV Option Notice, and thereafter fail to consummate the purchase of the Projects, Tenant shall be in default under this Lease and, in addition to any other remedies allowed Landlord hereunder, Landlord shall be entitled to an action for specific performance. In the event that Landlord shall default in its obligation to transfer a Project to Tenant under this Section 3.13, Tenant shall be entitled to enforce such obligation by an action for specific performance.

B.           Landlord hereby grants to Tenant an option (the "Extended Term. FMV Purchase Options"), exercisable only during an Extended Term FMV Option Exercise Period (as hereinafter defined), to purchase all of the Projects then covered by this Lease (but not less than all of the Projects then covered by this Lease) for a purchase price equal to the applicable Extended Term FMV Option Price (as hereinafter defined). The "Extended-Term FMV Option Exercise Periods" shall be (a) the period commencing on January 1, 2028 and ending on April 30, 2028, but only if Tenant exercises its option to extend the Primary Term of this Lease for the first Extended Term, and (b) the period commencing January 1, 2038 and ending April 30, 2038, but only if Tenant exercises its option to extend the Term of the Lease for the second Extended Term. An Extended Term FMV Purchase Option may only be exercised by delivery during an Extended Term FMV Option Exercise Period from Tenant to Landlord of written notice (the "Extended Term FMV Option Notice") of the exercise of such Extended Term FMV Purchase Option which irrevocably specifies a date, occurring no earlier than the ninetieth (90th) day preceding the last day of the Extended Term then in effect, and no later than the last day of the Extended Term then in effect, upon which the purchase shall occur ( the "Extended Term FMV Purchase Option Closing Date"). The Extended Term FMV Option Notice must be accompanied by an appraisal showing the FMV of each of the Projects, prepared by an appraiser who is both a member of the American Institute of Appraisers and actively engaged in the appraisal of real property in the area where each such Project is located. The exercise of an Extended Term FMV Purchase Option by Tenant shall be irrevocable. Upon exercise of an Extended Term FMV Purchase Option, the purchase shall be consummated on the Extended Term FMV Purchase Option Closing Date specified in the Extended Term FMV Option Notice. On the Extended Term FMV Purchase Option Closing Date, the purchase of all Projects then subject to this Lease shallbe accomplished in accordance with the provisions of Section 3.1, including, without limitation, the payment of the Extended Term FMV Option Price, the payment of all other costs and expenses outlined in said Section 3.1, and the delivery of the other items described in said Section 3.1 (it being understood that for purposes of satisfying the requirements of and complying with said Section 3.1, the Extended Term FMV Purchase Option Closing Date shall be considered to be a Lease Termination Date). Upon payment of the Extended Term FMV Option Price and all other costs and expenses required to be paid by Tenant as outlined in Section 3.1, and upon satisfaction of the other requirements set forth in Section 3.1 with respect to the purchase of the applicable Projects by Tenant, this Lease shall terminate. The "Extended Term FMV Option Price" shall be equal to the aggregate of the respective FMV of each Project subject to this Lease on the date of the conveyance of the Projects pursuant to the Extended Term FMV Purchase Option.

ARTICLE 4.

4.1           Assignment and Subletting.

(a)            Without the prior written consent of Landlord, neither this Lease, nor any interest of Tenant in this Lease or in the Premises, shall be sold, assigned, or otherwise transferred, directly or indirectly, whether by operation of law or otherwise, nor shall any of the issued or outstanding capital stock of Tenant be sold, assigned or transferred, nor shall additional stock in Tenant be issued if the issuance of additional stock will result in a change of the controlling stock ownership of Tenant as held by the shareholders thereof on the date hereof (or on the date that Landlord approved the transfer to the holder of Tenant's leasehold interest in this Lease). For purposes of this Section 4. 1, the terms "control" or "controlling" shall mean possession of the direct power to direct, or cause the direction of, the management and policies of any person or entity, whether through the ownership of voting securities, or partnership interest, or otherwise. The transfer of stock of Tenant for the purposes of this Section 4.1 shall not include the sale of shares, which sale is effected through the "over-the-counter market" or through any recognized stock exchange. In no event shall any assignment, transfer of sublease or license relieve Tenant of any liability or obligation under this Lease, which shall be and remain that of a primary obligor and not a guarantor or surety.

(b)            So long as no Event of Default shall have occurred and be continuing, Tenant may sublet a Project (including, but not limited to, subleases to affiliates of Tenant) and in connection therewith cause such sublessee to perform Tenant's obligations hereunder; provided, however, (i) each such sublease shall expressly be made subject to the provisions hereof, (ii) the term of any subletting shall not extend beyond the Term of this Lease, (iii) no sublease shall affect or reduce any obligation of the Tenant or right of the Landlord hereunder, and (iv) all obligations of the Tenant hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, as though no subletting had been made. Neither this Lease nor the term hereby demised shall be mortgaged or pledged by Tenant, nor shall Tenant mortgage or pledge its interest in any sublease of any portion of the Premises or the rentals payable thereunder. Any such mortgage or pledge, any sublease made other than as expressly permitted by this Section 4.1, and any assignment of Tenant's interest hereunder made other than as expressly permitted by this Section 4.1, shall be void. Tenant shall, within 10 days after the execution of any sublease, deliver a conformed copy thereof to Landlord.

(c)            So long as no Event of Default shall have occurred and be continuing, Tenant may, notwithstanding the provisions of Section 4.1(a), assign this Lease to an entity which is wholly owned by a Guarantor (either directly or by one of its wholly-owned or controlled subsidiaries); provided, however, (i) each such assignment shall expressly be made subject to the provisions hereof, (ii) such assignment shall be accomplished pursuant to a written assignment reasonably approved by Landlord, (iii) each Guarantor shall specifically approve such assignment and shall confirm in writing its continuing obligations under its guaranty, (iv) Tenant and each Guarantor shall deliver such estoppels, certificates, opinions of counsel (concerning the continuing enforceability of this Lease and each guaranty of the Guarantors and any other document assigned thereby), and other instruments as may be reasonably required by Landlord or, as required by the Indenture, Lender, (v) Landlord shall have received evidence satisfactory to it and, as required by the Indenture, to Lender that the Residual Value Insurer will remain obligated under the Residual Value Policy to the same extent as if such assignment had not occurred; (vi) the assignee shall specifically assume all obligations of Tenant under this Lease and under any other agreement of Tenant related hereto or thereto, (vii) all obligations of the Tenant hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, as though no assignment had been made, (viii) the assignee must be a solvent entity, and (xi) the assignee must either be an entity formed in the United States or must specifically consent to jurisdiction in all applicable states of the United States, and must provide an opinion in form reasonably acceptable to Landlord and, as required by the Indenture, to Lender that such consent to jurisdiction is enforceable and valid. A certified copy of the executed assignment approved by Landlord shall be provided to Landlord within ten (10) days after the execution thereof. For the purposes of this section, "control" means the power to direct the management and policies of the applicable party, directly or indirectly, whether through ownership of voting securities or other beneficial interests, by contract or otherwise.

(d)           Without implying any authority of Tenant to assign this Lease, if this Lease is assigned pursuant to the provisions hereof, or if any Project or any part thereof is sublet or occupied by any person or entity other than Tenant, Landlord may, after an Event of Default has occurred and is continuing, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Basic Rent and Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the terms, covenants, and conditions on the part of Tenant to be observed or performed hereunder, and, subsequent to any assignment or subletting, Tenant's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance,

ARTICLE 5.

5.1           Conditional Limitations, Default Provisions.

(a)          Any of the following occurrences or acts shall constitute an "Event of Default" under this Lease:

(i)            if Tenant shall (1) fail to pay any Basic Rent, Additional Rent or other sum as and when required to be paid by Tenant hereunder, and such failure shall continue for two (2) Business Days after delivery of written notice from Landlord (or Lender) to Tenant that such payment was not received when due, or (2) fail to observe or perform any other provision hereof and such failure shall continue for thirty (30) days after written notice to Tenant of such failure (provided, that in the case of any such failure which is capable of being cured but cannot be cured by the payment of money and cannot with diligence be cured within such 30-day period, if Tenant shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such failure may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence, but in no event to exceed one hundred twenty (120) days from the date of such failure); or

(ii)            if any representation or warranty of Tenant or Guarantor set forth herein or in any notice, certificate, demand, request or other document or instrument delivered to Landlord in connection with this Lease shall prove to be incorrect in any material respect as of the time when the same shall have been made; or

(iii)           if Tenant or ACCOR or any guarantor of Tenant's obligations under this Lease (ACCOR and/or any such guarantor are each referred to herein as a "Guarantor") shall file a petition in bankruptcy or for reorganization or for an arrangement, administration, liquidation or receivership pursuant to any federal or state law (or any other law governing a Guarantor), or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant or a Guarantor as a bankrupt or its reorganization pursuant to any federal or state bankruptcy, liquidation, voluntary administration, administration, receivership, moratorium or trust law or any similar federal or state law shall be filed in any court and Tenant or such Guarantor shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within ninety (90) days after the filing thereof; or

(iv)           if a receiver, trustee, administrator or liquidator of Tenant or any Guarantor or of all or substantially all of the assets of Tenant or such Guarantor or of any Project or Tenant's estate therein shall be appointed in any proceeding brought by Tenant or a Guarantor, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant or a Guarantor and shall not be discharged within ninety (90) days after such appointment, or if Tenant or a Guarantor shall consent to or acquiesce in such appointment; or

(v)           if any Project shall have been left unoccupied and unattended for a period of thirty (30) days (other than for renovation or reconstruction or during periods of seasonal closure); or

                (vi)          if Tenant or a Guarantor shall dissolve or otherwise fail to maintain its legal existence; or

(vii)         if Tenant shall default under Sections 4.1(a), 4.1(b) or 10.3 of this Lease

(viii)        if any Guarantor shall default under the provisions of its guaranty; or

(ix)           if Tenant shall fail to maintain any insurance required to be maintained by Tenant in accordance with the terms and conditions of Section 3.7 hereof.

 (b)           If an Event of Default shall have occurred and be continuing Landlord shall be entitled to all remedies available at law or in equity. Without limiting the foregoing, Landlord shall have the right to give Tenant notice of Landlord's termination of the term of this Lease. Upon the giving of such notice, the term of this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the term of this Lease, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided.

(c)           If an Event of Default shall have happened and be continuing, Landlord shall have the immediate right, whether or not the term of this Lease shall have been terminated pursuant to Section 5.1(b), to re-enter and repossess the Premises and the right to remove all persons and property therefrom by summary proceedings, ejectment, any other legal action or in any lawful manner Landlord determines to be necessary or desirable, so long as Landlord is proceeding in accordance with applicable law and, if required under applicable law, under authority of a court of proper jurisdiction. Landlord shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry, repossession or removal shall be construed as an election by Landlord to terminate this Lease unless a notice of such termination is given to Tenant pursuant to Section 5.1(b).

(d)           At any time or from time to time after a re-entry, repossession or removal pursuant to Section 5.1(c), whether or not the term of this Lease shall have been terminated pursuant to Section 5.1(b), Landlord may (but shall be under no obligation to) relet any or all of the Projects for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms and on such conditions and for such uses as Landlord, in its absolute discretion, may determine. Landlord may collect any rents payable by reason of such reletting. Landlord shall not be liable for any failure to relet any of the Projects or for any failure to collect any rent due upon any such reletting.

(e)           No expiration or earlier termination of the term of this Lease pursuant to Section 5.1(b), by operation of law or otherwise, and no re-entry, repossession or removal pursuant to Section 5.1(c) or otherwise, and no reletting of the Premises pursuant to Section 5.1(d) or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession, removal or reletting.

(f)           In the event of the expiration or earlier termination of the term of this Lease or re-entry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord all Basic Rent, Additional Rent and other sums required to be paid by Tenant, in each case together with interest thereon at the Rate from the due date thereof to and including the date of such expiration, termination, re-entry, repossession or removal; and thereafter, Tenant shall, until the end of what would have been the term of this Lease in the absence of such expiration, termination, re-entry, repossession or removal and whether or not any Projects shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages: (i) all Basic Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of any such expiration, termination, re-entry, repossession or removal, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 5.1(d), after deducting from such proceeds all expenses of Landlord in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys' fees and expenses (including fees and expenses of appellate proceedings), employees' expenses, alteration costs and expenses of preparation for such reletting). Tenant shall pay such liquidated and agreed current damages on the dates on which Basic Rent would be payable under this Lease in the absence of such expiration, termination, re-entry, repossession or removal, and Landlord shall be entitled to recover the same from Tenant on each such date.

(g)           At any time after any such expiration or earlier termination of the term of this Lease or re-entry or repossession of the Premises or removal of persons or property thereon by reason of the occurrence of an Event of Default, whether or not Landlord shall have previously collected any liquidated and agreed current damages pursuant to Section 5.1(f), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all liquidated and agreed current damages beyond the date of such demand as outlined in Section 5.1 (f) above (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) the aggregate of all Basic Rent, Additional Rent and other sums which would be payable under this Lease, in each case from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 5.1(f) to pay liquidated and agreed current damages) for what would be the then-unexpired term of this Lease in the absence of such expiration, termination, re-entry, repossession or removal, discounted at a rate equal to the then yield on U.S. Treasury obligations of comparable maturity to the Term (the "Treasury Rate") over (b) the then fair rental value of the Premises for what would be such then unexpired term of this Lease, discounted at the Treasury Rate for the same period (such excess being hereinafter referred to as "Liquidated Damages"). For purposes of determining value pursuant to this Section 5.1(g), the following shall apply: (a) determinations of fair rental value shall be made by an MAT appraiser (engaged by Landlord) who is a member of the American Institute of Appraisers, with copies of such determinations and supporting analysis to be provided to Tenant; and (b) all determinations of Liquidated Damages shall be binding on Tenant in the absence of manifest error. If any law shall limit the amount of liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such law.

5.2           Bankruptcy or Insolvency.

(a)            In the event that Tenant shall become a debtor in a case filed under Chapter 7 of the Bankruptcy Code and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of Sections 5.2(b) and 5.2(d) are satisfied as if the election to assume were made in a case filed under Chapter 11 of the Bankruptcy Code. If Tenant or Tenant's trustee shall fail to elect to assume this Lease within 60 days after the filing of such petition or such additional time as provided by the court within such 60-day period, this Lease shall be deemed to have been rejected. Immediately thereupon Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease upon the election of Landlord shall terminate, but Landlord's right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

(b)

(i)           In the event that Tenant shall become a debtor in a case filed under Chapter 11 of the Bankruptcy Code, or in a case filed under Chapter 7 of the Bankruptcy Code which is transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within 120 days from the date of the filing of the petition under Chapter 11 or the transfer thereto or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. In the event that Tenant, Tenant's trustee or the debtor-in-possession has failed to perform all of Tenant's obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be permitted or effective unless each of the following conditions has been satisfied:

(1)            Tenant's trustee or the debtor-in-possession has cured all Events of Default under this Lease, or has provided Landlord with Assurance (as hereinafter defined) that it will cure all Events of Default susceptible of being cured by the payment of money within 10 days from the date of such assumption and that it will cure all other Events of Default under this Lease which are susceptible of being cured by the performance of any act promptly after the date of such assumption.

(2)           Tenant's trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with Assurance that within 10 days from the date of such assumption it will compensate Landlord, for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

(3)           Tenant's trustee or the debtor-in-possession has provided Landlord with Assurance of the future performance of each of the obligations of Tenant, Tenant's trustee or the debtor-in-possession under this Lease, and, if Tenant's trustee or the debtor-in-possession has provided such Assurance, Tenant's trustee or the debtor-in-possession shall also (i) deposit with Landlord, as security for the timely payment of rent hereunder, an amount equal to 1 advance installment (in addition to the installment then due as a result Basic Rent being payable in advance pursuant to subitem (ii) below) of Basic Rent (at the rate then payable) which shall be applied to installments of Basic Rent in the inverse order in which such installments shall become due provided all the terms and provisions of this Lease shall have been complied with, (ii) agree that from and after such date all Basic Rent shall be due and payable in advance (rather than in arrears) on each Payment Date, and (iii) pay in advance to Landlord on the date each installment of Basic Rent is payable a pro rata share of Tenant's annual obligations for Additional Rent and other sums pursuant to this Lease, such that Landlord shall hold funds sufficient to satisfy all such obligations as they become due. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this Section shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

(4)           The assumption of this Lease will not breach or cause a default under any provision of any other lease, mortgage, financing arrangement or other agreement by which Landlord is bound.

(ii)           For purposes of this Section 5.2, Landlord and Tenant acknowledge that "Assurance" shall mean no less than: Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease, and (x) there shall have been deposited with Landlord, or the Bankruptcy Court shall have entered an order segregating, sufficient cash payable to Landlord, and/or (y) Tenant's trustee or the debtor-in-possessionshall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant, Tenant's trustee or the debtor-in-possession to cure the Events of Default under this Lease, monetary and/or non-monetary, within the time periods set forth above.

(c)           In the event that this Lease is assumed in accordance with Section 5.2(b) and thereafter Tenant is liquidated or files or has filed against it a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant notice of its election to so terminate within 30 days after the occurrence of any such event.

(d)            If Tenant's trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of Sections 5.2(a) or 5.2(b) for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee (the "Assignee") has provided adequate assurance of future performance (as hereinafter defined) of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of such assignment. As used herein "adequate assurance of future performance" shall mean no less than that each of the following conditions has been satisfied:

(i)            the Assignee has furnished Landlord with either (1) (x) a copy of a credit rating of Assignee which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease and (y) a current financial statement of Assignee audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease, or (ii) a guarantee or guarantees, in form and substance satisfactory to Landlord, from one or more persons with a credit rating and net worth equal to or exceeding the credit rating and net worth of Tenant as of the date hereof.

(ii)           Landlord has obtained all consents or waivers from others required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

(iii)           The proposed assignment will not release or impair any guaranty of the obligations of Tenant (including the Assignee) under this Lease.

(e)           When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Basic Rent, Additional Rent and other sums payable by Tenant under this Lease.

(f)           Neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

(g)           In the event of an assignment of Tenant's interests pursuant to this Section 5.2., the right of Assignee to extend the term of this Lease for an Extended Term beyond the then term of this Lease shall be extinguished.

(h)           In the event that Landlord terminates this Lease following an Event of Default and takes possession of the Projects, Tenant agrees to cause Motel 6 Operating L.P. ("Motel 6") to grant to Landlord a franchise to continue to operate the Projects under the Motel 6 flag as a franchisee of Motel 6, provided that Landlord meets and complies with all then prevailing requirements for franchisees of Motel 6, including, without limitation, (i) entering into the then current standard franchise agreement used by Motel 6, (ii) paying all fees and royalties required to be paid pursuant to such standard franchise agreement, and (iii) causing the Projects to meet all applicable property standards imposed by such standard franchise agreement (provided, however, that if the failure of one or more Projects to meet such applicable property standards is attributable to a failure by Tenant to perform any obligation on its part to perform hereunder, then Tenant shall cause Motel 6 to provide Landlord with a period of thirty (30) months from the commencement of the term of such franchise agreement within which to cause the Projects to meet the applicable property standards). The rights granted to Landlord under this Section 5.2(h) shall be assignable by Landlord to any transferee of a Project which meets and complies with all then prevailing requirements for franchisees of Motel 6. The provisions of this Section 5.2(h) shall survive the termination of this Lease.

5.3           Additional Rights of Landlord.

(a)             No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Landlord of any Basic Rent, Additional Rent or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless made in writing duly executed by Landlord. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Landlord by law or equity.

(b)            Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem any portion of the Premises or to have a continuance of this Lease after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any law which exempts property from liability for debt or for distress for rent.

(c)            If Tenant shall be in default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under any of the provisions of this Lease, then, without thereby waiving such default, Landlord may, but shall be under no obligation to, take all action, including, without limitation, entry upon any or all of the Projects to perform the obligation of Tenant hereunder immediately and without notice in the case of an emergency and upon 5 days' written notice to Tenant in other cases. All expenses incurred by Landlord in connection therewith, including attorneys' fees and expenses (including those incurred in connection with any appellate proceedings), together with interest thereon at the Rate from the date any such expenses were incurred by Landlord until the date of payment by Tenant, shall constitute Additional Rent and shall be paid by Tenant to Landlord upon demand.

(d)            If Tenant shall be in default in the performance of any of its obligations hereunder, Tenant shall pay to Landlord or Lender, as appropriate, on demand, all expenses incurred by Landlord or Lender as a result thereof, including reasonable attorneys' fees and expenses (including those incurred in connection with any appellate proceedings). If Landlord or Lender shall be made a party to any litigation commenced against Tenant and Tenant shall fail to provide Landlord or Lender with counsel reasonably approved by Landlord or Lender, as appropriate, and pay the expenses thereof, Tenant shall pay all costs and reasonable attorneys' fees and expenses in connection with such litigation (including fees and expenses incurred in connection with any appellate proceedings).

ARTICLE 6.

6.1           Notices and Other Instruments. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (i) certified or registered United States mail, postage prepaid, return receipt requested, or (ii) expedited prepaid delivery service, either overnight delivery service of a nationally recognized courier, commercial or United States Postal Service, with proof of attempted delivery, addressed as follows:

If to Landlord:                          M-Six Penvest II Business Trust
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

With copy to:          U.S. Realty Advisors, LLC
                                                                   1370 Avenue of the Americas, 29th Floor
                                                                   New York, New York 10019
                                                                   Attention: David M. Ledy

With copy to:           Proskauer Rose LLP
 1585 Broadway
New York, New York 10036
Attention: Perry A. Cacace, Esq.

With copy to:           Nomura Asset Capital Corporation
Two World Financial Center, Building B
New York, New York 10281
Attention: Barry Fuut, Esq.

With copy to:           Nomura Asset Capital Corporation
c/o Nomura Asset Capital Services LLC
600 E. Las Colinas Blvd.
Suite 1300
 Irving, TX 75039
Attention: Legal Department

With copy to:          Day, Berry & Howard LLP
260 Franklin Street
Boston, MA 02110
Attention: Cynthia J. Williams, Esq.

If to Tenant:                             Universal Commercial Credit Leasing III, Inc.
   300 Delaware Avenue, Suite 571
   Wilmington, Delaware 19801
   Attention: Barry Crozier

With a copy to:        ACCOR
Tour Maine Montparnasse
33, Avenue Du Maine
 75755 Paris Cedex 15
France
Attention: Director Finances et Participations

With a copy to:        Motel 6 Operating L.P.
   14651 Dallas Parkway
   Suite 500
   Dallas, Texas 75240
   Attention: CFO

With a copy to:        Motel 6 Operating L.P.
   14651 Dallas Parkway
   Suite 500 Dallas
   Texas 75240
   Attention: General Counsel

Such address may be changed by any party in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been delivered: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

6.2           Estoppel Certificates, Financial Information.

 (a)           Tenant shall at any time and from time to time during, the term of this Lease upon not less than ten (10) days after prior written request by Landlord, execute, acknowledge and deliver to Landlord or to any prospective purchaser, assignee or mortgagee or third party designated by Landlord, a certificate stating: (i) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (ii) the date to which Basic Rent has been paid; (iii) whether there is any existing default by the Tenant in the payment of Basic Rent, whether there is an existing default by the Tenant in the payment of any Additional Rent beyond any applicable grace period, and whether there is any other existing default or Event of Default by either party hereto, and, if there is any such default, specifying the nature and extent thereof and the action taken to cure such default; (iv) whether there are any actions or proceedings pending against the Premises before any governmental authority to condemn any Project or any portion thereof or any interest therein and whether, to the knowledge of Tenant, any such actions or proceedings have been threatened; (v) whether there exists any material unrepaired damage to any Project from fire or other casualty; (vi) whether, to the knowledge of Tenant, there is any existing default by Landlord under this Lease; and (vii) other items that may be reasonably requested. Any such certificate may be relied upon by any actual or prospective mortgagee or purchaser of a Project.

(b)           Tenant will deliver to Landlord and to any Lender copies of all financial statements, reports, notices and proxy statements sent by Tenant to its stockholders or to the Securities and Exchange Commission; provided, however, that if such statements and reports do not include the following information, Tenant will deliver to Landlord the following:

(i)           Within 120 days after the end of each fiscal year of Tenant, a balance sheet of Tenant and its consolidated subsidiaries as at the end of such year and a statement of profits and losses of Tenant and its consolidated subsidiaries for such year setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and audited by independent certified public accountants of recognized national standing selected by Tenant; and within 60 days after the end of each fiscal quarter of Tenant a balance sheet of Tenant and its consolidated subsidiaries as at the end of such quarter and statements of profits and losses of Tenant and its consolidated subsidiaries for such quarter setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified by the chief financial officer of Tenant, the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied;

(ii)           Within 60 days after the end of each fiscal quarter of Tenant, property level operating statements as at the end of such quarter, setting forth, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, certified by the chief financial officer or treasurer of Tenant, and prepared in accordance with generally accepted accounting principles, consistently applied; such quarterly property level operating statements shall (x) consist of occupancy rates and average daily rates with respect to each Project as at the end of such quarter, and (y) if an Event of Default shall have occurred and be continuing or if Guarantor shall have not an Investment Grade Rating, consist of a profit and loss statement (including occupancy rates and average daily rates) with respect to each Project as at the end of such quarter;

 (iii)           With reasonable promptness, such additional information (including copies of public reports filed by Tenant) regarding the business affairs and financial condition of Tenant as Landlord may reasonably request.

(c)           Upon request of Landlord, and upon concurrent compliance with the provisions of 6.2(d) below, Tenant shall enter into an agreement with any Lender pursuant to which Tenant shall agree:

(i)           that in the event that any such Lender, or any purchaser at a foreclosure sale, shall acquire title to a Project, Tenant shall attornto such Lender or such purchaser, as the case may be, as its new Landlord and this Lease shall continue as a direct lease between Tenant and such Lender or purchaser, as the case may be, with respect to the Premises upon the terms and conditions set forth herein except that such Lender or purchaser, as the case may be, shall not be liable to Tenant for any actions or omissions of Landlord prior to the date such Lender or purchaser, as the case may be, acquired title to the applicable Project;

(ii)           Tenant shall not enter into any agreement with Landlord for the termination of this Lease unless Tenant receives the written consent of the Lender to such termination;

(iii)            no rejection by Landlord of any Rejectable Offer pursuant to this Lease shall be effective unless Tenant receives the written consent of the Lender to such rejection;

(iv)           no rejection or acceptance by Landlord of any Rejectable Substitution Offer pursuant to this Lease shall be effective unless Tenant receives the written consent of the Lender to such rejection or acceptance;

(v)           no consent to the release of Tenant from liability under this Lease upon assignment of this Lease or sublease of any Project shall be effective unless Tenant shall receive the written consent of such Lender; and

(vi)           no subordination, amendment or modification of this Lease shall be effective unless Tenant receives the written consent of the Lender thereto and written evidence in writing from the Rating Agencies that any such action shall not result in a withdrawal, qualification or downgrade of the current ratings for any securities issued in connection with any securitization or other secondary market transaction in which the indebtedness secured by the Indenture is included.

(d)           Upon receipt of a request from Landlord for the agreement described in Section 6.2(c) above, Tenant's obligations under Section 6.2(c) above shall be conditioned upon such Lender entering into a non-disturbance and attornment agreement which shall provide that unless an Event of Default then exists under this Lease, Lender shall not join Tenant as a defendant in any action to foreclose upon the interest of Landlord in the Premises and, upon the Lender's foreclosure of Landlord's interest in the Premises by judicial proceedings or otherwise, such Lender shall not be entitled to, nor shall it seek to terminate this Lease or Tenant's interest in the Premises, provided, that, Tenant, from and after the date of such succession, attorns to such Lender, pays to such Lender all items of Basic Rent, Additional Rent and other items accruing from and after such date and otherwise remains in compliance with all other terms and provisions of this Lease. Tenant hereby acknowledges that the Assignment of Master Lease and Guaranty Consent Agreement of even date herewith, among Tenant, Landlord and Lender constitutes such an agreement. In the event that Tenant shall execute a separate document for the benefit of a Lender relating to subordination, attornment or non-disturbance, such document shall control to the extent that it conflicts with the provisions of this Section 6.2(d).

ARTICLE 7.

7.1           Environmental Covenant and Warranty.

(a)           Tenant represents and warrants to Landlord and, as hereby required by Landlord, Lender that:

(i)            each of the Projects complies with all present or future federal, state or local law, statute, regulation or ordinance, and any judicial or administrative order or judgment thereunder, and judicial opinions or orders, pertaining to health, industrial hygiene, Hazardous Substances or the environment, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980,42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq. (collectively, the "Environmental Laws");

(ii)            no notices, complaints or orders of violation or non-compliance with Environmental Laws have been received by Tenant and, to the best of Tenant's actual knowledge, no federal, state or local environmental investigation or proceeding is pending or threatened with regard to any Project or any use thereof or any alleged violation of Environmental Laws with regard to any Project;

(iii)            none of the Projects, or any portion thereof, has been used by Tenant or, to the best of Tenant's knowledge, after due inquiry, by any prior owner for the generation, manufacture, storage,handling,transfer,treatment,recycling,transportation,processing, production, refinement or disposal (each, a "Regulated Activity") of any material, waste or substance which is (1) included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law; (2) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. § 172.101, as enacted as of the date hereof or as hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or (3) explosive, radioactive, friable asbestos, a polychlorinated biphenyl, petroleum or a petroleum product or waste oil (herein "Hazardous Substance");

(iv)            to Tenant's knowledge, no underground storage tanks or surface impoundments have been installed in any Project in violation of applicable Environmental Laws and there exists no Hazardous Substance contamination in violation of applicable Environmental Laws to any Project which originated on or off the applicable Project; and

(v)            to Tenant's knowledge and except as otherwise specifically set forth in the Phase I environmental reports delivered to Landlord in connection with its acquisition of the Projects, each of the Projects is free of Hazardous Substances and friable asbestos, the removal of which is required or the maintenance of which is prohibited or penalized by any Environmental Law.

(b)           Tenant covenants that during the Term of this Lease it (i) shall comply, and cause each of the Projects to comply, with all Environmental Laws applicable to the Projects, (ii) shall not use and shall prohibit the use of each of the Projects for Regulated Activities or for the storage or handling of any Hazardous Substance (other than in connection with the operation and maintenance of a Project and in commercially reasonable quantities as a consumer thereof, subject to, in any event, compliance with Environmental Laws), (iii) shall not install or permit the installation on any of the Projects of any underground storage tanks or surface impoundments and shall not knowingly permit there to exist any petroleum contamination in violation of applicable Environmental Laws to the Projects originating on or off the Projects (other than in connection with the use, operation and maintenance of the Projects and then only in compliance with applicable Environmental Laws and all other applicable laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated of every government and municipality having jurisdiction over the Projects and of any agency thereof) or asbestos-containing materials (it being understood that Tenant shall not be obligated to remove existing non-friable asbestos unless hereafter required pursuant to any Legal Requirement or unless such non-friable asbestos is hereafter disturbed by renovation, casualty or other event, in which event the non-friable asbestos shall be removed and provided, further, that any existing non-friable asbestos shall be maintained in accordance with prudent industry standards, including an appropriate operations and maintenance program), and (iv) shall cause any alterations of any of the Projects to be done in a way so as to not expose the persons working on or visiting the applicable Project to Hazardous Substances and in connection with any such alterations shall remove any Hazardous Substances present upon any Project which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the applicable Project.

(c)            If any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (collectively, the "Remedial Work") is required on the Premises pursuant to an order or directive of any Governmental Authority (as hereinafter defined) or under any applicable Environmental Law, or in Landlord's opinion, based upon recommendations of qualified environmental engineer reasonably acceptable to Landlord, after notice to Tenant, is reasonably necessary to prevent future liability under any applicable Environmental Law, because of or in connection with the current or future presence, suspected presence, release, or suspected release of a Hazardous Substance into the air, soil, ground water, surface water, or soil vapor on, under or emanating from any Project or any portion thereof, Tenant shall (at Tenant's sole cost and expense), or shall cause such responsible third parties to, promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced within thirty (30) days (or such shorter period as may be required under any applicable Environmental Law) after the earlier to occur of Tenant's knowledge that remediation is required under applicable Environmental Laws or any demand therefor by Landlord; however, Tenant shall not be required to commence such Remedial Work within the above-specified time periods if (x) prevented from doing so by any Governmental Authority, (y) commencing such Remedial Work within such time periods would result in Tenant or such Remedial Work violating any Environmental Law or (z) Tenant is contesting in good faith and by appropriate proceedings the applicability of the relevant Environmental Laws in accordance with Section 2.6 of this Lease; provided, however, that such contest shall not permit or materially increase the risk of the spread, release or suspected release of any Hazardous Substance into the air, soil, ground water, surface water, or soil vapor on, under or emanating from any Project or any portion thereof during the pendency of such contest. "Governmental Authority" shall mean any federal, state, regional or local government or political subdivision thereof and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(d)           All Remedial Work shall be performed by contractors, and under the supervision of a consulting engineer, each approved in advance by Landlord (which approval shall not be unreasonably withheld or delayed). All costs and expenses reasonably incurred in connection with such Remedial Work and Landlord's or Lender's reasonable monitoring or review of such Remedial Work which Lender or Landlord may, but are not obligated to, do (including reasonable attorneys, fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender and Landlord) shall be paid by Tenant. If Tenant does not timely commence and diligently prosecute to completion the Remedial Work, then, Landlord or, as required by the Indenture, Lender, may (but shall not be obligated to) cause such Remedial Work to be performed. Tenant agrees to bear and shall pay or reimburse Landlord or Lender, as the case may be, on demand for all advances and expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Landlord or Lender) reasonably relating to or incurred by Landlord or Lender in connection with monitoring, reviewing or performing any such Remedial Work.

(e)           Except with the prior written consent of Landlord and, as required by the Indenture, Lender, which consent shall not be unreasonably withheld or delayed, Tenant shall not commence any Remedial Work or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which might, in Landlord's reasonable judgment, impair the value of any Project to a material degree. Landlord's and Lender's prior written consent shall not be required, however, if the presence or threatened presence of Hazardous Substances on, under or about a Project poses an immediate threat to the health, safety or welfare of any person or is of such a nature that an immediate remedial response is necessary, or if Lender or Landlord, as applicable, fails to respond to any notification by Tenant hereunder within twenty (20) Business Days from the date of such notification. In such event, Tenant shall notify Lender and Landlord as soon as practicable of any action taken.

(f)           Upon reasonable prior notice, Landlord and, as required by the Indenture, Lender and their agents, representatives and employees shall have the right at all reasonable times and during normal business hours, except to the extent such access is limited by applicable law, to enter upon and inspect all or any portion of a Project; provided, however, that such inspections shall not unreasonably interfere with the operation thereof. Landlord or Lender, at their sole expense, except as provided in subparagraph (g) hereof, (i) may retain an environmental consultant to conduct and prepare reports of such inspections and (ii) Tenant shall be given a reasonable opportunity to review any and all reports, data and other documents or materials reviewed or prepared by the consultant, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to Landlord and Lender in this Section shall be in addition to, and not in limitation of, any other inspection rights granted to Landlord or Lender in this Lease, and shall expressly include the right to conduct soil borings and other customary environmental tests, assessments and audits in compliance with applicable Legal Requirements; provided, however, that, except as set forth in clause (g) below, Lender or Landlord, as applicable, shall cause to be repaired any damage caused by such borings, tests, assessments or audits.

(g)           Tenant agrees to bear and shall pay or reimburse Landlord or, as required by the Indenture, Lender on demand for all expenses (including reasonable attorneys, fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender or Landlord) reasonably relating to or incurred by Lender or Landlord in connection with the inspections, tests and reports described in this Section 7.1 in the following situations:

(i)           If Lender or Landlord, as applicable has reasonable grounds to believe at the time any such inspection is ordered, that there exists an Environmental Violation or that a Hazardous Substance is present on, under or emanating from any Project, or is migrating to or from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by this Lease;

(ii)           If any such inspection reveals an Environmental Violation or that a Hazardous Substance is present on, under or emanating to or from a Project or is migrating from adjoining property, except under conditions permitted by applicable Environmental Laws and not prohibited by this Lease; or

(iii)           If an Event of Default exists at the time any such inspection is ordered.

(h)           To the extent that Tenant has knowledge thereof, Tenant shall promptly provide notice to Landlord and Lender of:

 (i)            any proceeding or investigation commenced or threatened by any Governmental Authority with respect to the presence of any Hazardous Substance on, under or emanating from any Project;

(ii)            any proceeding or investigation commenced or threatened by any Governmental Authority, against Tenant or Landlord, with respect to the presence, suspected presence, release or threatened release of Hazardous Substances from any property not owned by Landlord, including, but not limited to, proceedings under the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.;

(iii)            all claims made or any lawsuit or other legal action or proceeding brought by any Person against (A) Tenant or Landlord or any Project or any portion thereof, or (B) any other party occupying such Project or any portion thereof, in any such case relating to any loss or injury allegedly resulting from any Hazardous Substance or relating to any violation or alleged violation of Environmental Law;

(iv)            the discovery of any occurrence or condition on a Project or on any real property adjoining or in the vicinity of such Project, of which Tenant becomes aware, which reasonably could be expected to lead to such Project or any portion thereof being in violation of any Environmental Law or subject to any restriction on ownership, occupancy, transferability or use under any Environmental Law (collectively, an "Environmental Violation") or which might subject Landlord or Lender to an Environmental Claim. "Environmental Claim" shall mean any claim, action, investigation or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Hazardous Substance at a Project or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; and

(v)           the commencement and completion of any Remedial Work.

(i)           Tenant will promptly transmit to Landlord and Lender copies of any citations, orders, notices or other communications received by Tenant from any Person with respect to the notices described in Section 7.1(h) hereof.

(j)            Landlord and, as required by the Indenture, Lender may, but are not required to, join and participate in, as a party if they so determine, any legal or administrative proceeding or action concerning any Project or any portion thereof under any Environmental Law, if, in Landlord's or Lender's reasonable judgment, the interests of Landlord or Lender, as applicable, will not be adequately protected by Tenant. Tenant agrees to bear and shall pay or reimburse Landlord and Lender, on demand for all reasonable expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender and Landlord) relating to or incurred by Landlord or Lender in connection with any such action or proceeding.

7.2           Environmental Indemnity. Tenant agrees to indemnify, reimburse, defend, and hold harmless the Indemnified Parties for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, punitive and consequential damages, costs of any Remedial Work, reasonable attorneys, fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of the Indemnified Parties), asserted against, resulting to, imposed on, or incurred by the Indemnified Parties, directly or indirectly, in connection with any of the following:

(a)           the events, circumstances, or conditions which are alleged to, or do, (1) relate to the presence, or release into the environment, of any Hazardous Substance at any location owned, leased or operated by Tenant or related to circumstances forming the basis of any violation, or alleged violation, of any Environmental Law by Tenant or with respect to any such locations, and in either case, result in Environmental Claims, or (2) constitute Environmental Violations;

(b)           any pollution or threat to human health or the environment that is related in any way to Tenant's or any previous owner's or operator's management, use, control, ownership or operation of any Project, including, without limitation, all onsite and offsite activities involving Hazardous Substances, and whether occurring, existing or arising prior to or from and after the date hereof;

(c)           any Environmental Claim against any Person whose liability for such Environmental Claim Owner has or may have assumed or retained either contractually or by operation of law;

(d)           any Remedial Work required to be performed pursuant to any Environmental Law or the terms hereof; or

(e)           the breach of any environmental representation ,warranty or covenant set forth in this Lease,

including in each case, without limitation, with respect to each of the Indemnified Parties, as the case may be, to the extent such Environmental Claims result from their respective negligence, except in each case, to the extent that they result solely from their respective gross negligence or willful misconduct (subject to the provisions of Section 10.18(b)).

7.3           Notice. Promptly upon obtaining knowledge thereof, Tenant shall give to the Landlord notice of the occurrence of any of the following events: (i) the failure of any Project to comply with any Environmental Law in any manner whatsoever except for the use or disposal of incidental amounts of Hazardous Substances customarily used in the operation of similar buildings similarly situated in a commercially reasonably manner and in compliance with Legal Requirements; (ii) the issuance to the Tenant or any tenant of space in any Project or any assignee or licensee of the Tenant of any notice, request for information, complaint or order of violation or non-compliance or liability of any nature whatsoever with regard to any Project or the use thereof with respect to Environmental Laws; (iii) any notice of a pending or threatened investigation as to whether the Tenant's (or its "subtenants" or "assignees") operations on a Project are in compliance with or may lead to liability to the Tenant under, any Environmental Law; or (iv) the occurrence of an event or the existence of a situation which is likely to result in a violation of an Environmental Law at a Project or which is likely to result in the Tenant being liable to the Landlord by virtue of the indemnity given by the Tenant pursuant to Section 7.2.

7.4           Survival. The indemnity obligations of the Tenant and the rights and remedies of the Landlord under this Article 7 shall survive the termination of this Lease for an indefinite period of time.

ARTICLE 8.

8.1           Holdover. If the Tenant shall continue to occupy a Project after the Expiration Date or earlier termination of this Lease, then Tenant shall be deemed to be a holdover tenant, the tenancy of which shall be from month to month upon the same provisions and conditions set forth in this Lease, except that Basic Rent for the holdover period shall be an amount equal to one hundred twenty-five percent (125%) of the Basic Rent in effect immediately prior to the holdover period. This Article 8 does not amount to a waiver of the Landlord's right of reentry or any other right granted under Article 5 and shall not constitute a consent to any holdover by Tenant.

ARTICLE 9.

9.1           Renovation and ADA Compliance. The parties acknowledge that those Projects described in Schedule K currently require renovation (herein, the "Renovation Projects"). Tenant agrees (i) to complete the renovation of the Renovation Projects no later than eighteen (18) months after the date of this Lease, and (ii) to provide to Landlord and Lender a monthly general progress report which will certify as to the progress of the renovations to the Renovation Projects (including whether any such renovation has been completed) during the preceding month. The parties also acknowledge that certain of the Projects require renovation to comply with the Americans With Disabilities Act as described in the respective Property Condition Reports prepared by Eckland Consultants Inc.("ADA"), and that certain of the Projects require deferred maintenance as described in the respective Property Condition Reports prepared by Eckland Consultants Inc. (the "Deferred Maintenance,"). Tenant hereby agrees to complete the renovation of the Projects which require renovation to comply with ADA (in a manner similar to those Projects previously renovated and in all instances in compliance with ADA) no later than thirty-six (36) months after the date of this Lease, subject to Force Majeure. With respect to those Projects that require Deferred Maintenance, the parties acknowledge that (a) certain Projects require Deferred Maintenance estimated to cost in excess of $25,000 (the "12-Month Projects") and (b) those Projects described on Schedule L attached hereto and make a part hereof require Deferred Maintenance to be conducted on an expedited basis ( the "4-Month Projects"). With respect to the 12-Month Projects, Tenant agrees to complete all Deferred Maintenance no later than twelve (12) months after the date of this Lease, subject to Force Majeure. With respect to the 4-Month Projects, Tenant agrees to complete all Deferred Maintenance no later than four (4) months after the date of this Lease. With respect to Projects which require Deferred Maintenance, but which are not 12-Month Projects or 4-Month Projects, Tenant agrees to complete all Deferred Maintenance no later than eighteen (18) months after the date of this Lease. Tenant shall provide evidence to Landlord and, as required by the Indenture, Lender of its performance pursuant to this Section 9.1 within the applicable time period for such performance.

9.2           Purchase or Substitution. In the event that Tenant has not caused a particular Project to comply with ADA within thirty-six (36) months after the date of this Lease (subject to Force Majeure), Tenant shall, if requested by Landlord, be obligated to make either a Rejectable Offer or a Rejectable Substitution Offer with respect to such Project. Such offer shall be made in accordance with the provisions of Section 3.3(a) (except that the certificate shall describe the reason for non-compliance with ADA), and Tenant shall be obligated to thereafter comply with the applicable provisions of Sections 3.4, 3.5 and 3.6 in connection therewith, including, without limitation, the payment of the purchase price, Basic Rent, Additional Rent and other amounts set forth therein. Without limiting the provisions of such Sections 3.4, 3.5 and 3.6 and without limiting the other amounts payable under said Sections, Tenant shall be obligated to pay the Make-Whole Premium in connection with a Rejectable Offer. Landlord shall be entitled to enforce the obligation under this Section 9.2 by an action for specific performance and other appropriate remedies.

9.3           Renovation Work. Tenant agrees that all work with respect to the Renovation Projects and with respect to compliance with the ADA and the Deferred Maintenance work which Tenant shall be required or permitted to do under the provisions of this Lease (hereinafter called the "Renovation Work") shall be performed in each case subject to the following:

(a)           All Renovation Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its own cost and expense. Landlord will, on Tenant's written request, promptly execute any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided that Tenant shall bear any liability or reasonable expense of Landlord in connection therewith.

(b)           All Renovation Work shall be performed in a good and workmanlike manner, and in accordance with all Legal Requirements. All Renovation Work shall be commenced and completed promptly.

 (c)           Subject to the terms of Section 2.6 hereof with respect to contests, the cost of all Renovation Work shall be paid promptly, in cash, so that the Project and Tenant's leasehold estate therein shall at all times be free from (i) liens for labor or materials supplied or claimed to have been supplied to any Project or Tenant, and (ii) chattel mortgages, conditional sales contracts, title retention agreements, security interest and agreements, and financing agreements and statements.

(d)           Upon completion of any Renovation Work, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Renovation Work required by any governmental or quasi-governmental authority and shall furnish Landlord and Lender with copies thereof, and together with "as-built" plans and specifications for such Renovation Work.

(e)           Any Renovation Work shall be subject to inspection at any reasonable time and from time to time by any of Landlord or, as required by the Indenture, Lender, their respective architect(s), or their duly authorized construction representatives, and if any such party upon any such inspection shall be of the reasonable opinion that the Renovation Work is not being performed in accordance with the provisions of this Article 9 or the plans and specifications, or that any of the materials or workmanship are unsound or improper, Tenant shall correct any such failure and shall replace any unsound or improper materials or workmanship.

(f)           Except as may be expressly provided to the contrary hereunder with respect to Tenant's Personal Property, all Renovation Work installed in or upon any Project at any time during the Term shall become the property of Landlord and shall remain upon and be surrendered with the Project.

ARTICLE 10.

10.1           No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in any Project by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the applicable Project or any interest in such fee estate.

10.2           Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the condition in which the Premises were originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required hereby and except for ordinary wear and tear. Tenant shall remove from the Premises on or prior to such expiration or termination all property situated thereon which is not owned by Landlord and shall repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition and of repairing any damage caused by such removal shall be borne by Tenant. Landlord shall credit the net proceeds of a disposition of such property actually realized by Landlord against such costs to be borne by Tenant, provided that the Lease termination giving rise to such disposition was not caused by an Event of Default hereunder. In the event that this Lease is terminated with respect to a particular Project (either as a result of a default, or the expiration hereof, or otherwise) Landlord shall remove all of Tenant's Personal Property. However, notwithstanding the foregoing, Landlord shall be allowed (and Tenant hereby grants to Landlord the option) to purchase such Tenant's Personal Property from Tenant for an amount equal to the fair market value of Tenant's Personal Property. Tenant's Personal Property shall only be deemed to be retained by Landlord if Landlord specifically elects to retain the same by written notice to Tenant. If Tenant abandons Tenant's Personal Property, it shall become the property of Landlord as outlined above. The fair market value of the Tenant's Personal Property shall be determined by the mutual agreement of Landlord and Tenant, and if the parties cannot agree, by appraisal by an unrelated third-party appraiser. The provisions of this Section shall survive the termination or expiration of this Lease.

10.3           Merger, Consolidation or Sale of Assets. Without waiving the provisions of Section 4.1(a), it shall be a condition precedent to the merger of Tenant into another entity, to the consolidation of Tenant with one or more other entities, and to the sale or other disposition of all or substantially all the assets of Tenant to one or more other entities that the surviving entity or transferee of assets, as the case may be, shall deliver to Landlord and, as required by the Indenture, Lender an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Tenant hereunder and under any instrument executed by Tenant relating to the Premises or this Lease, including, without limitation, any consent to the assignment of Landlord's interest in this Lease to Lender as security for indebtedness. Tenant covenants that it will not merge or consolidate or sell or otherwise dispose of all or substantially all of its assets unless such instruments shall have been so delivered. In addition, it shall be a condition of such merger, consolidation or sale or other disposition of all or substantially all of the assets of Tenant that (i) no Event of Defaultthen exists under this Lease, (ii) Guarantor confirms that its guaranty of Tenant's obligations under this Lease will be unaffected by, and will remain in full force and effect in accordance with its terms following, such merger, consolidation or sale of the assets, and (iii) Residual Value Insurer confirms that the Residual Value Policy will be unaffected by, and will remain in full force and effect in accordance with its terms following, such merger, consolidation or sale of the assets. The surviving entity of any merger or consolidation or the transferee of such assets allowed above must be organized in the United States and must have a net worth and credit standing equal to or greater than the net worth and credit standing of Tenant on the day prior to the merger or consolidation or disposition, and Landlord and, as required by the Indenture, Lender shall be given, as a prerequisite to such merger or consolidation or disposition, a written certification from the chief financial officer of Tenant that the provisions of this Section have been satisfied.

10.4           Separability; Binding Effect. Each provision hereof shall be separate and independent and the breach of any provision by Landlord shall not discharge or relieve Tenant from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the successors and assigns of Landlord to the same extent as if each such successor and assign were named as a party hereto. All provisions contained in this Lease shall be binding upon the successors and assigns of Tenant and shall inure to the benefit of and be enforceable by the permitted successors and assigns of Tenant in each case to the same extent as if each such successor and assign were named as a party hereto.

10.5           Table of Contents and Headings. The table of contents and the headings of the various Sections and Schedules of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Lease.

10.6           Counterparts. This Lease may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been signed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument), and shall have been delivered by each of the parties to each other.

10.7           Recording of Lease. Tenant will execute, acknowledge, deliver and cause to be recorded or filed in the manner and place required by any present or future law a memorandum of this Lease and all other instruments, including, without limitation, financing statements, continuation statements, releases and instruments of similar character, which shall be reasonably requested by the Landlord. Tenant shall be responsible for all costs and expenses in connection with the recording of this Lease or a memorandum hereof.

10.8           Rating of the Transaction. During the period commencing on the commencement date of the Primary Term and ending on the second anniversary of such commencement date, Tenant will, at Landlord's request, and as required by the Indenture, reasonably cooperate in good faith with Landlord and Lender in (i) effecting any secondary market transaction relating to the Loan (including satisfying the market standards for publicly issued securities rated by each of the Rating Agencies which involve credit lease loans) and (ii) implementing all requirements imposed by the Rating Agencies involved in any such secondary market transaction including, without limitation,

(a)           to provide, or use its reasonable efforts to cause to be provided by Guarantor, as applicable, such financial and other information with respect to the Premises, Tenant and Guarantor, together with appropriate verification of such information through letters of auditors, if customary, provided, however, that such information with respect to Guarantor shall not include any confidential or non-public information and any customer lists;

(b)           to permit such site inspections and other similar due diligence investigation of the Premises by Landlord, or, as required by the Indenture, by Lender or the Rating Agencies, as may be reasonably requested by Landlord or Lender, or as may be requested by any of the Rating Agencies;

(c)           to provide additional or updated appraisals, market studies, environmental reviews and reports, and engineering reports which are customary in secondary market transactions and which shall be reasonably acceptable to Landlord and, as required by the Indenture, Lender, and, as required by the Indenture, shall be acceptable to the Rating Agencies, provided that the foregoing shall only be required to the extent that any such third party due diligence reports which were delivered in connection with the origination of the Loan referenced therein additional information recommended or required to be obtained or provided in connection therewith which has not been so obtained or provided to Landlord or Lender;

(d)           at Tenant's expense, to cause counsel to render opinions with respect to the Premises, Tenant or Guarantor, and to make, and use its reasonable efforts to cause to be made by Guarantor, as applicable, such representations and warranties, as are customarily provided in secondary market transactions, which shall be reasonably acceptable to Landlord and, as required by the Indenture, Lender, and, as required by the Indenture, shall be acceptable to the Rating Agencies, to the extent that such matters were not included in the opinions and representations and warranties contained in certificates or Operative Documents delivered by Tenant or Guarantor in connection with the origination of the Loan and, with respect to such representations and warranties, consistent with the facts covered thereby as they exist on the date thereof; and

(e)           to execute modifications, and use reasonable efforts to cause Guarantor to execute modifications, to any Operative Documents to which Tenant or Guarantor is a party, acceptable to the Rating Agencies, provided, however, that (i) any such modification shall be subject to Landlord's prior approval, and (ii) neither Tenant nor Guarantor shall be required to modify any such Operative Documents in any way which would change the economic terms of such Operative Documents (such as the amount and timing of payment of Basic Rent, Stipulated Loss Values and purchase prices under this Lease or of any purchase options hereunder), or which would impose additional financial covenants on Tenant or Guarantor or which, in the reasonable judgment exercised in good faith by Tenant or Guarantor, as applicable, would materially impair the rights of or materially increase the obligations of Tenant or Guarantor under such Operative Documents;

provided that in no event shall Tenant be required to expend more than $15,000 in connection with third party out of pocket costs, expenses and fees with respect to the performance of its obligations under this Section 10.8.

10.9           No Brokers. Each of the Landlord and the Tenant represents and warrants to the other that it has not dealt with any broker in connection with the purchase and leasing of the Premises, and indemnifies the other against the claims of brokers claiming through it.

10.10           Governing Law. The terms and provisions of this Lease shall be governed by the laws of the State of New York, except the rights and remedies with respect to a particular Project shall be governed by the laws of the state in which the Project is located. To the fullest extent permitted by law, Tenant hereby unconditionally and irrevocably waives any claim to assert that the law of any jurisdiction other than New York or the law of the State in which the applicable Project is located, as applicable, governs this Lease.

10.11           Waiver of Jury Trial. LANDLORD AND TENANT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE.

10.12           Conveyance by Landlord. The word "Landlord" as used in this Lease means only the owner for the time being of the Premises, so that, if there is a transfer of an owner's interest, the transferor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, except any obligations which accrued prior to the date of transfer, and it shall be deemed and construed, without further agreement between the parties or between the parties and the transferee of the Premises, that the transferee has assumed and has agreed to carry out any and all of the Landlord's covenants and obligation hereunder from and after the date of transfer.

10.13           Relationship of the Parties. Nothing contained in this Lease shall be construed in any manner to create any relationship between the Landlord and the Tenant other than the relationship of landlord and tenant. Without limitation, the Landlord and the Tenant shall not be considered partners or co-venturers for any purpose on account of this Lease.

10.14           Representation by Counsel. The Tenant and the Landlord each acknowledge that it was represented by counsel in connection with the negotiation and execution to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease.

10.15           Access to Premises. The Tenant will permit the Landlord, any Lender or prospective Lender or purchaser, and their duly authorized representatives to enter upon the Premises and to inspect the same at any and all reasonable times, upon five (5) Business days advance written notice, and at any time in the case of an emergency without the giving of notice, and for any purpose reasonably related to the rights of the Landlord and any Lender under this Lease. Landlord and Lender shall, in exercising such rights of access, cause no unreasonable interference with Tenant's business or Tenant's guests. Notwithstanding the foregoing, Landlord agrees that it will not exercise the foregoing right of access for any particular Project more than once in any calendar year except (a) during such time as an Event of Default has occurred and is continuing, or (b) in the event of a sale, financing, refinancing or securitization of any Indenture relating to the Project or the Premises, or (c) if Landlord has reasonable grounds to believe that a Project is in violation of Legal Requirements (including Environmental Laws) or that a Project is not being maintained in accordance with the requirements of this Lease or (d) as otherwise expressly provided in this Lease.

10.16           Showing. During the thirty (30) month period preceding the date on which the Term shall be scheduled to terminate or fully expire, Landlord, if accompanied by a representative of Tenant and subject to the rights of any subtenant not affiliated with Tenant, may show the Premises to prospective tenants or purchasers at such reasonable times during normal business hours as Landlord may select upon reasonable prior notice to Tenant, provided that Landlord does not materially interfere with Tenant's normal business operations.

10.17           True Lease. This Lease is intended as, and shall constitute, an agreement of lease, and nothing herein shall be construed as conveying to the Tenant any right, title or interest in or to the Premises nor to any remainder or reversionary estates in the Premises held by any Person, except, in each instance, as a Tenant. Under no circumstances shall this Lease be regarded as an assignment of all of Landlord's interests in and to the Premises; instead Landlord and Tenant shall have the relationship between them of landlord and tenant, pursuant to the provisions of this Lease.

10.18           Landlord's Consent and Standards.

(a)           Whenever Landlord is allowed or required to give its consent or approval of any matter under this Lease or to deliver any estoppel or other instrument, Tenant's sole remedy for Landlord's failure to give such consent or approval or deliver such instrument in accordance with the applicable provision of this Lease shall be to compel such approval or delivery. In no event and under no circumstance shall Tenant be entitled to any monetary damages for such failure or to terminate or otherwise modify this Lease. However, if Tenant shall bring such an action to compel consent, approval or delivery, the prevailing party in such action shall be entitled to reimbursement for its reasonable attorneys' fees; provided, however, that with respect to any attorneys' fees to be reimbursed by Landlord, such fees and Tenant's right to recover the same shall be junior and subordinate to the Indenture, and in no event shall Tenant be entitled to offset any amounts due under this Lease to recover such fees.

(b)           Under no circumstance shall Landlord be deemed to have acted negligently, grossly negligently or willfully merely by Landlord's ownership of the Premises, and in no event shall any occurrence relating to any Project, whether negligent, grossly negligent or willful, be imputed to Landlord by reason of Landlord's interest in such Project, it being understood that all obligations with respect to the Premises are the responsibility of Tenant under this Lease. In order to have acted negligently, grossly negligently or willfully, Landlord must have committed an affirmative act.

10.19           Quiet Enjoyment. Landlord covenants that, so long as Tenant shall faithfully perform the agreements, terms, and covenants and conditions hereof, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term hereby granted without molestation or disturbance by or from Landlord.

10.20           Force Majeure. The term "Force Majeure", as used in this Lease, shall mean delays caused by acts of God, strikes and other similar events beyond the control of Tenant. However, the duration of any delay excused by Force Majeure shall be limited to the actual amount of time caused by the event giving rise to the Force Majeure. In addition, no performance by Tenant under this Lease shall be excused by Force Majeure unless the requirement for performance set forth in this Lease specifically states that it is subject to Force Majeure.

10.21           Concerning Wilmington Trust Company and William J. Wade. It is expressly understood and agreed by the parties hereto that (a) this Lease is executed and delivered by Wilmington Trust Company and/or William J. Wade, not individually or personally but solely as trustees of Landlord, in the exercise of the powers and authority conferred and vested in them under the Trust Agreement of Landlord dated as of April 22, 1998 (b) each of the representations, undertakings and agreements herein made on the part of Landlord is made and intended not as personal representations, undertakings and agreements of Wilmington Trust Company or William J. Wade but is made and intended for the purpose of binding only Landlord, and (c) under no circumstance shall Wilmington Trust Company or William J. Wade be personally liable for the payment of any indebtedness or other obligations of Landlord or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Landlord under this Agreement.

10.22           Transfers by Landlord. During the Term and as long as an Event of Default has not occurred hereunder, Landlord shall not convey, assign, sell or transfer the Premises or any Project to any person or entity that is actively engaged in the management, operation and/or franchising of thirty (30) or more limited service budget motels (determined without regard to the Project or Projects to be conveyed, assigned, sold or transferred by Landlord). The provisions of this Section 10.22 shall not (i) limit or restrict in any manner whatsoever Landlord's discretion to grant an Indenture to any party designated by Landlord, (ii) apply after October 31, 2016 if Tenant has not exercised its option to extend the Term of the first Extended Term on or prior to such date, and (iii) apply after April 30, 2028 if Tenant has not exercised its option to extend the Term of the second Extended Term on or prior to such date.

10.23           State Specific Provisions.

(a)          As to any Project located in Louisiana, the following shall apply:

(i)            As used in this Lease, the terms "real property" and "real estate" shall be deemed to include immovable property; the term "fee estate" shall include full ownership; the term "personal property" shall be deemed to include movable property; the term "tangible property" shall be deemed to include corporeal property; the term "intangible property" shall be deemed to include incorporeal property; the term "easements" shall be deemed to include servitudes; the phrase "covenant running with the land" and other words of similar import shall be deemed to include a real right or a recorded lease of immovable property; the term "county" shall be deemed to mean parish; the term "joint and several liability" shall be deemed to include in solido liability; the terms "deed in lieu of foreclosure," "conveyance in lieu of foreclosure" and words of similar import shall include a dation en paiement; and the terms "UCC," "Uniform Commercial Code," or "Code" and words of similar import shall include the Louisiana Commercial Laws, La R.S. §§10:1-101 et seq.

 (ii)           If a conveyance is to be made by Landlord without recourse of warranty, the conveyance shall be made without any warranty as to title or condition, whether express or implied, including but not limited to any warranty against redhibitory defects.

(iii)           Tenant waives all representations and warranties on the part of Landlord, whether oral or written, express or implied, including, without limitation, all warranties that the Premises are free from defects and deficiencies, whether hidden or apparent, and all warranties with respect to the condition of the Premises under Louisiana Civil Code Articles 2692 through 2704 or any other provision of Louisiana law. Except as may be specifically provided for in this Lease, Landlord will have no obligation to make any repairs, improvements or changes to the Premises located in Louisiana prior to or during the term of this Lease.

(iv)           Except for any notices specifically provided for in this Lease, Tenant waives any notice to vacate the Premises, including, but not limited to, the notice to vacate provided for in Louisiana Code of Civil Procedure Articles 4710, et seq.

(b)          As to any Project located in Illinois, the following shall apply:

(i)            Notwithstanding anything to the contrary in this Lease and except to the extent otherwise permitted by law, no covenant, agreement, understanding or other provision of this Lease shall exempt or be construed as exempting Landlord from liability for damages for injuries to person or property caused by or resulting from the negligence of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises, and any provision of this Lease exempting the Landlord from such liability is hereby amended to strike any reference to an exemption from such liability; it being the express intention of the parties hereto to not exempt the Landlord from such liability.
[END OF TEXT]

IN WITNESS WHEREOF, the foregoing instrument has been executed by the undersigned as of the date above written.

[Signature pages follow of Wilmington Trust Company and William J. Wade, as Trustees of
M-Six Penvest II Business Trust; M-Six Penvest II GP Corp. (Nev.), as general partner of
M-Six Penvest II Limited Partnership (Nev.); and Universal Commercial Credit Leasing III, Inc.]